UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12
Monro, Inc.
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Notice of 2024 Annual Meeting of

Shareholders and Proxy Statement

August 13, 2024

Rochester, NY 14615

Dear Fellow Shareholders,

As I reflect upon my third year as Monro’s CEO, I’d like to thank all of Monro’s Teammates for their efforts in serving the needs of our customers, and our shareholders for their continued support. Over the last year, I have enjoyed visiting more of our stores and meeting even more of our Teammates. Without a doubt, this continues to be an exciting time to be part of Monro. The heart of our mission is to be a best-in-class, service first organization that prioritizes our customers and the communities we serve. We have a deep commitment to achieve operational excellence in our in-store execution that will allow us to meet the needs of our guests as well as training our people to maximize their productivity and success. Importantly, we remain committed to generating strong cash flow as fuel for future growth as well as returning capital to our shareholders, while also maintaining a conservative leverage profile.

Longer-Term Business Durability Despite Current Tire Deferral and Trade-Down Dynamics

Despite current tire dynamics, including an industry-wide deferral and trade-down cycle that has lasted longer than most in our industry would have expected, our business has durability over the longer-term. We are positioned as one of the leading players in our highly fragmented industry. At approximately 1,300 stores in 32 states, we have significant scale that gives us important competitive advantages over smaller players in our industry. We leverage this scale and the strength of our financial position to make critical investments in our business, our people and technology to deliver an outstanding guest experience. The fundamentals of our industry remain strong, including an overall growing trend of more than 280 million vehicles in operation, vehicle miles traveled that have recovered to pre-COVID levels and an average vehicle age of more than 12 years that continues to increase. Furthermore, an increase in the complexity of vehicles continues to drive a shift from Do-It-Yourself to Do-It-For-Me, with future technology advances expected to accelerate the shift to Do-It-For-Me. While the non-discretionary nature of our products and services may result in consumers deferring purchases or trading down, they cannot eliminate these purchases altogether. We have an experienced management team that is keenly focused on maximizing efficiencies, including costs, to protect margins during what we believe to be a temporary period of challenges to our topline. We are navigating current tire dynamics by leveraging the strength of our manufacturer-funded promotions, which has allowed us to optimize our assortment for improved tire profitability with a higher average selling price per tire. Encouragingly, based on retail sellout data from Torqata, a subsidiary of American Tire Distributors, our tire market share has remained broadly in-line with the overall market in our higher-margin tiers. We are also responding to continued consumer trade-down dynamics by accelerating our proportion of tires at opening price points.

Exciting Initiatives to Offset Tire Market Weakness

We have recently implemented four exciting initiatives to offset weakness in the tire market. The first is an investment we’ve made in our stores to convert our 32-point courtesy inspection from a paper-based process to a digital tablet-based system that presents other needed services to our customers via industry data and pictures. This gives our store teams greater ability to build engagement and trust with our guests, which supports additional service attachment. It also supports the marketing back of any declined work for future visits. Additionally, it allows us to capture more structured data on the vehicles that we see and gives us more control over a key in-store process. The second is a service coupon where we are offering customers a rebate toward the purchase of additional services with the purchase of one set of brake pads or rotors. The third is a buy three tires, get one free promotion we have been running with the help of three of our tire suppliers, which allows us to sell better quality tires to a value-oriented consumer. The fourth is an oil change offer that was developed as part of our renewed partnership with Valvoline, where our customers can earn cashback on an oil change. We look forward to sharing our progress on these initiatives in the year ahead.

Foundational Progress that will Enable Us to Reap Benefits when Tire Volumes Recover

We have expanded our gross margins through tire mix optimization, labor optimization through actions to reduce non-productive labor costs, including overtime hours in our stores, and labor efficiency through productivity improvements, including scheduling, training and our attachment selling initiatives. We will continue to remain relentlessly focused on continuously improving our customer experience, improving our 300 small or underperforming stores and maintaining a balanced approach between our tire and service categories with competitive pricing to drive store traffic. In addition, our efforts to optimize inventories by leveraging strong vendor partnerships is resulting in better availability, quality and cost of parts and tires in our stores. It has improved our cash conversion cycle through inventory management and extended payment terms. Our solid financial position, including operating cash flow generation of $125 million in Fiscal 2024, as well as the strength of our balance sheet, supports capital return to shareholders through a healthy dividend program. We have positioned our business for a return to earnings growth when we’re able to achieve flat tire units with appropriate attachments on service categories.

Progress in Advancing our Environmental, Social and Governance (ESG) Priorities

Over the past year, we made additional progress in advancing our ESG initiatives and recently published our fourth annual ESG report on the ESG section of our corporate website. Among our accomplishments, we continue to put our people first through continued investments in Teammate training and development, improved our people’s well-being through enhancements to work-life balance and our Teammate Assistance Fund, and made further strides in reducing our environmental impact. As our business grows, so does our commitment to further incorporating ESG practices in our strategy and operations, which is fundamental to our ability to create sustainable value for our stakeholders. We continue to make progress on our two ESG goals relating to employee safety and energy efficiency. These goals are tangible examples of how ESG factors are embedded in our everyday business decisions.

Driving Long-term Shareholder Value

In closing, despite some of the challenges posed by the current macro-economic environment, our foundational progress sets the stage for a brighter future ahead. In Fiscal 2024, the Company continued to accelerate its strategic growth initiatives, strengthened its financial position and returned approximately $80 million to shareholders through dividends and share repurchases. Our business continues to be well-positioned, and I am confident that we remain on a path to restore our gross margins back to pre-COVID levels with double-digit operating margins over the longer-term.

Looking Ahead

Although our business has been disadvantaged by temporary challenges in the tire category, we have made progress on our journey to transform this great organization during Fiscal 2024, and I believe these accomplishments will be instrumental to our success in unleashing Monro’s full potential in the coming year and beyond. As we head into Fiscal 2025, we remain laser-focused on our initiatives to improve sales, expand margins and create cash. We are poised to win with our scale, strategic relationships and our experienced management team. The continued dedication of our valued Teammates and our strong commitment to providing a five-star customer experience will remain critical to our success.

On behalf of the Board of Directors and the Senior Leadership Team, I would like to thank you for your continued support of Monro. I look forward to speaking with you at our annual meeting on August 13, 2024.

Sincerely,

/s/ Michael T. Broderick

Michael T. Broderick

President and Chief Executive Officer

July 3, 2024

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments, and results and do not relate strictly to historical facts. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by, or including words such as “aim,” “anticipate,” “believe,” “can,” “could,” “design,” “estimate,” “expect,” “focus,” “intend,” “may,” “plan,” “potential,” “seek,” “strategy,” “will,” “would,” and variations thereof and similar expressions. Forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed. For example, our forward-looking statements include, without limitation, statements regarding our ability to generate cash flow; and the success of our compensation program in achieving its objectives.

Any of these factors, as well as such other factors as discussed in our Annual Report on Form 10-K (“Form 10-K”), as well as in our periodic filings with the Securities and Exchange Commission (the “SEC”), could cause our actual results to differ materially from our anticipated results. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of this Proxy Statement to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, August 13, 2024

Time:	10:00 a.m. (Eastern Daylight Time)

Location:	Virtual meeting to be held via the Internet at www.virtualshareholdermeeting.com/MNRO2024

Record Date:	Monday, June 24, 2024

Items of Business

1.	Elect five directors to Class 1 of the Board of Directors to serve a one-year term and until their successors are duly elected and qualified at the 2025 annual meeting of shareholders;

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;

3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 29, 2025;

4.	Consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” Proposals No. 2-3.

How to Vote

Using the control number that appears on the Notice of Internet Availability (the “Notice”), you may vote your shares:

By Telephone: You may vote by calling 1-800-690-6903	By Internet: Prior to the Annual Meeting, you may vote at Proxyvote.com	By Mail: Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	During the Meeting: Go to www.virtualshareholdermeeting.com/ MNRO2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting to be Held on August 13, 2024: We are following the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the Internet. Instead of a physical copy, you have received a Notice of Internet Availability of Proxy Materials, which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote, and how to request a printed copy of the proxy materials.

PROXY STATEMENT SUMMARY

Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.

General Meeting Information

2024 Annual Meeting Date and Time	Tuesday, August 13, 2024 10:00 a.m. (Eastern Daylight Time)

Record Date	Monday, June 24, 2024

Voting	Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Voting Matters and Board of Directors’ Recommendations
Proposal	Voting Options	Vote Required for Approval	Board of Directors’ Recommendation

1. Election of Class 1 Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a majority of the votes cast	FOR EACH NOMINEE

2. Advisory Vote to Approve Executive Compensation	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	FOR

3. Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Majority of votes cast must vote in favor of this proposal	FOR

Governance Highlights

We are committed to applying sound corporate governance principles. We believe these governance practices are in the best interests of our shareholders and strengthen accountability within our organization.

Annual Elections	Yes	Stock Ownership Guidelines for Directors and Executives	Yes

Independent Board Chair	Yes	Anti-Hedging and Pledging Policy	Yes

Board Independence	89%	Code of Ethics	Yes

Audit, Compensation and Nominating Committee Independence	100%	Board Member Recruiting Guidelines	Yes

Number of Financial Experts	Two	Regular Executive Sessions of the Independent Board Members	Yes

Board Diversity	44% Diverse	Anonymous Reporting	Yes

Comprehensive Annual Board and Committee Evaluations	Yes	Executive Compensation Clawback Policy	Yes

Director Overboarding	No	Strategy and Risk Oversight by Board and Committees	Yes

Four New (Three Independent) Directors since 2020	Yes	ESG Reporting	Yes

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Our commitment to sound corporate governance practices has been illustrated through a number of actions taken this past year, including:

•	Sought and received stockholder approval to declassify the Board of Directors, with annual elections of all directors beginning in Fiscal 2025;

•

Reached an agreement (the “Reclassification Agreement”) to mandatorily convert the Class C Preferred Stock into common stock and sunset the Class C Preferred Stock, which is expected to occur by the date of the annual meeting in 2026;

•	Added an independent director to the Board of Directors with significant financial and operational expertise in the auto industry and broader industrials segment;

•	Adopted an Amended and Restated Clawback Policy in accordance with Nasdaq listing standards, which includes the potential to recoup compensation for detrimental conduct of executive officers;

•	Compensation Committee retained Exequity, LLP as its independent compensation advisor;

•	Issued fourth annual ESG Report for Fiscal 2024; and

•

Continued to strengthen Board oversight of Environmental, Social and Governance (ESG) matters, through standing ESG reports by management at every regularly scheduled Board meeting and periodic educational presentations by third parties.

Director Nominees

You are being asked to vote to elect the following five director nominees to Class 1 of our Board of Directors. Detailed information about each of these nominees begins on page 7 of the Proxy Statement.

Name	Age	Director Since	Independent	Occupation

John L. Auerbach	46	2017	Yes	Chief Executive Officer at Joopiter LLC

Michael T. Broderick	56	2021	No	President and Chief Executive Officer of Monro, Inc.

Lindsay N. Hyde	42	2017	Yes	Entrepreneur in Residence, Moderne Ventures, Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School

Leah C. Johnson	61	2020	Yes	Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts

Thomas B. Okray	61	2024	Yes	Chief Financial Officer of Nikola Corporation

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Board of Directors Overview

Our Board of Directors is currently composed of nine directors, eight of whom are independent. The charts below highlight the Board’s composition and experience:

Director Independence	Tenure on the Board of Directors
Gender Diversity

Executive Compensation Overview

What We Do	What We Don’t Do

Pay for Performance – majority of compensation “at risk”	Permit Short Sales by Directors, Officers or Employees

Reasonable Post-Employment and Change in Control Provisions	Allow Hedging or Pledging of Company Stock

Stock Ownership Guidelines	Offer Change in Control Tax Gross-Ups

Utilize Independent Compensation Advisor	Permit Repricing of Underwater Options without Shareholder Approval

Clawback Policy	Offer Unreasonable Perquisites

Annual shareholder “say on pay” vote	No single trigger cash severance based solely upon a change-in-control of the Company

Executive benchmarking

Modest perquisites

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Monro, Inc. Board of Directors (the “Board” or the “Board of Directors”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Monro, Inc. 2024 annual meeting of shareholders and any adjournment or postponement thereof (the “Annual Meeting” or the “meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to view our proxy materials for the Annual Meeting over the Internet, how to vote and how to request a printed copy of the proxy materials and the Proxy Card are first being mailed to our shareholders on or about July 3, 2024. In this Proxy Statement, we may also refer to Monro, Inc. and its subsidiaries as “Monro,” the “Company,” “we,” “our” or “us.”

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monro, Inc., a New York corporation, of the proxy to be voted at the Annual Meeting to be held on Tuesday, August 13, 2024, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof. The close of business on Monday, June 24, 2024 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Attending the Annual Meeting

Monro will host the Annual Meeting solely by means of electronic communication via a virtual meeting at www.virtualshareholdermeeting.com/MNRO2024, commencing at 10:00 A.M. (Eastern Daylight Time) on August 13, 2024. There will not be an option for shareholders to attend the Annual Meeting in person. A summary overview of the information you need to attend the Annual Meeting over the Internet is provided below:

•  All shareholders can attend the Annual Meeting over the Internet at the website provided above;

•  Only shareholders as of the record date of June 24, 2024 may vote or submit questions electronically while attending the Annual Meeting (by using the control number provided in your Notice);

•  Instructions on how to attend the Annual Meeting are posted at the website provided above; and

•  A replay of the Annual Meeting will be available over the Internet for approximately 12 months following the date of the Annual Meeting at the website provided above.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting, holders of record of our common stock as of June 24, 2024 will consider and vote upon the following proposals:

1.  To elect five directors to Class 1 of the Board of Directors to serve a one-year term and until their successors are duly elected and qualified at the 2025 annual meeting of shareholders;

2.  To approve, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers;

3.  To ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm of the Company for the fiscal year ending March 29, 2025;

4.  To consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, these are the only matters that the Board of Directors intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each of the director nominees in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3.

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Participating in the Annual Meeting

Shareholders may ask a question pertaining to the business of the meeting using the web portal during the Annual Meeting. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to one question. If we are unable to answer every question during the Annual Meeting, we will do our best to provide a response to any unanswered questions directly to the shareholder who posed the question.

If a shareholder or guest experiences technical or logistical issues with accessing the virtual web portal, they will be provided a technical support telephone number on the login page of our Virtual Shareholder Meeting site.

Voting Rights of Holders of Common Stock

Shareholders of record as of the record date are entitled to vote personally or by proxy at the Annual Meeting. On the record date, there were 29,920,866 shares of our common stock, par value $0.01 per share (“common stock”) outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our shareholders do not have cumulative voting rights.

The voting rights of common shareholders are subject to the voting rights of the holders of the shares of our Class C Preferred Stock.

Rights of Holders of Class C Preferred Stock

At least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate any action taken by our common shareholders. Therefore, the holders of Class C Preferred Stock (“Class C Shareholders”) have an effective veto over all matters put to a vote of our common shareholders, and could use that veto power to block any matter that our common shareholders may approve at the Annual Meeting.

On the record date, there were 19,664 shares of Class C Preferred Stock outstanding. We expect that the holders of the Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of our common shareholders at the Annual Meeting.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may vote by:

•  calling 1-800-690-6903;

•  visiting proxyvote.com before the meeting and inputting the control number shown on your Notice and proxy card;

•  completing and returning your proxy card by mail; or

•  attending the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MNRO2024 and using the electronic voting options.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible. If you plan to vote before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 12, 2024.

Voting Instructions for Beneficial Owners

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee to vote on your behalf. Please refer to the voting instructions provided by your broker, bank or other nominee for information on how to direct the voting of your shares.

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Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Stock Market (“Nasdaq”), the determination of whether a proposal is “routine” or “non-routine” will be made by the NYSE based on NYSE rules that regulate member brokerage firms. If a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to Proposals 1 and 2.

Abstentions

You may abstain from voting on any proposal at the Annual Meeting. Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to Proposals 1, 2 and 3.

Quorum

A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. John A. Heisman and Michael L. Boehme, our inspectors of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors

You may either vote for or withhold authority to vote for all or any of the nominees named in this Proxy Statement.

To be elected, each nominee for director must receive a majority of the votes cast on the proposal. In addition, at least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate the election of directors.

Votes that are withheld from any nominee count as a vote cast against that nominee. Abstentions and broker non-votes, if any, are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve Compensation of Named Executive Officers

You may cast your vote in favor of, against, or abstain from voting to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers.

To be approved, a majority of the votes cast on the proposal must vote in favor of this proposal. In addition, at least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate the approval of this proposal.

Abstentions and broker non-votes, if any, are not deemed to be votes cast and will therefore not affect this proposal.

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Vote Required to Ratify Appointment of PWC

You may cast your vote in favor of, against, or abstain from voting to ratify the re-appointment of PWC as our independent registered public accounting firm for the year ending March 29, 2025.

To be approved, a majority of the votes cast on the proposal must vote in favor of this proposal. In addition, at least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate the approval of this proposal.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

•  executing and delivering a later-dated proxy;

•  submitting a new vote by telephone or via the Internet prior to the Annual Meeting;

•  providing written notice of the revocation to the Secretary of the Company at the address below; or

•  attending the virtual Annual Meeting and voting electronically during the meeting.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instructions or contact your bank, broker or other nominee.

Proxy Instructions

All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board of Directors, or “FOR” the following proposals:

•  the election of the five Class 1 director nominees named in the Proxy Statement;

•  approving the compensation paid to the Company’s named executive officers;

•  ratifying the appointment of PWC as our independent registered public accounting firm for the fiscal year ending March 29, 2025; and

•  in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting or any adjournment or postponement thereof.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monro in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition, our directors, officers and employees may solicit proxies by telephone or otherwise. We have engaged Innisfree M&A Incorporated to solicit proxies in connection with our Annual Meeting for a fee of $50,000 plus certain expenses.

We will reimburse brokers, banks or other nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting

We will report the voting results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

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Availability of Proxy Materials

We are following the SEC’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders via the Internet. The “e-proxy” rules allow us to send you a Notice of Internet Availability of Proxy Materials while providing online access to the documents instead of sending full, printed copies of the proxy materials. We first released the Notice to our shareholders of record on or about July 3, 2024. The Notice provides instructions on how to: (1) view our proxy materials for the Annual Meeting via the Internet; (2) vote your shares; and (3) request a printed copy of the proxy materials, free of charge.

Our proxy materials, including the Notice, this Proxy Statement, your proxy card, and our 2024 Annual Report are available, free of charge, at www.proxyvote.com. You can also request paper or e-mailed copies by calling 1-800-579-1639 or emailing sendmaterials@proxyvote.com with your control number in the subject line of the email.

Copies of this Proxy Statement and our 2024 Annual Report are also available in the Investor Information section of our website at https://corporate.monro.com/investors/financial-information. Information available on our website is not a part of, and is not incorporated into, this Proxy Statement. You may also request these materials by calling 1-800-876-6676 or emailing ir@monro.com.

In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of the printed materials.

Multiple Copies of Proxy Materials

You may receive more than one Notice and multiple proxy cards or voting instructions. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice or proxy card. To ensure that all of your shares are voted, please vote using each Notice, proxy card, or set of voting instructions that you receive.

For more information, see the section entitled, “Notice Regarding Delivery of Shareholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Secretary

Monro, Inc.

200 Holleder Parkway

Rochester, NY 14615

1-800-876-6676

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PROPOSAL NO. 1 — ELECTION OF CLASS 1 DIRECTORS

Our Board of Directors consists of nine directors, currently divided into two classes: five directors in Class 1 and four directors in Class 2. Beginning with the 2025 annual meeting of shareholders (the “2025 Annual Meeting”), we will no longer have a classified Board of Directors and each director will be elected annually. The Class 1 directors will serve until the Annual Meeting and the Class 2 directors will serve until the 2025 Annual Meeting, or until their respective successors have been duly elected and qualified. Five Class 1 directors are nominated for election to a one-year term at the Annual Meeting. The Nominating and Corporate Responsibility Committee has assessed and recommended each Class 1 nominee for election to our Board of Directors.

Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board of Directors and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board of Directors unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES TO CLASS 1:

Name	Age	Director Since	Independent	Occupation

John L. Auerbach	46	2017	Yes	Chief Executive Officer of Joopiter LLC

Michael T. Broderick	56	2021	No	President and Chief Executive Officer of Monro, Inc.

Lindsay N. Hyde	42	2017	Yes

Entrepreneur in residence, Moderne Ventures, a venture capital fund focused on technology companies innovating within real estate, mortgage, finance, insurance, hospitality and home services, as well as a Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School.

Leah C. Johnson	61	2020	Yes	Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts, an internationally renowned performing arts institution.

Thomas B. Okray	61	2024	Yes	Chief Financial Officer of Nikola Corporation, a global leader in zero-emissions transportation and energy supply and infrastructure solutions.

6

Class 1 Nominee Information

Set forth below is a summary of the biographical information for each of the Class 1 director nominees:

John L. Auerbach Age: 46 Director since: 2017 Committees: Compensation (Chair)

Principal Occupation:

Chief Executive Officer of Joopiter LLC

Business Experience:

•  Founder of LiveArt Holdings, Inc., a collector-to-collector digital marketplace for fine art and objects

•  Founder of Eloquii Design, Inc., a digitally native direct-to-consumer women’s fashion brand sold to Walmart

•  Former chief executive officer of Uovo Art, LLC

•  Former executive vice president of Art & Objects and Digital Businesses at Sotheby’s, Inc.

•  Former senior vice president of Digital & Global eCommerce at Kate Spade & Company

•  Former international managing director of Digital & eCommerce Initiatives at Christie’s Inc.

Current and Former Directorships:

•  Co-chairman, LiveArt Holdings, Inc.

•  Former chairman, Eloquii Design, Inc.

Skills and Expertise: • Knowledge and extensive operational experience in retail, eCommerce deployment and strategy, brand building, digital marketing and artificial intelligence

Michael T. Broderick Age: 56 Director since: 2021 Committees: Executive (Chair)

Principal Occupation:

President and Chief Executive Officer of Monro, Inc. (Nasdaq: MNRO)

Business Experience:

•  Former executive vice president of merchandising and store operations support at Advance Auto Parts (NYSE: AAP)

•  Former senior vice president of the automotive division of Canadian Tire Corporation (CTC-A.TO)

•  Former chief executive officer of Federal Mogul Corporation (Nasdaq: FDML)

Skills and Expertise:

•  Knowledge in store operations, category management, mergers and acquisitions, strategic development and execution and risk management

•  Leadership skills as a senior officer of several different companies

•  Experience in corporate governance best practices of other major corporations

Lindsay N. Hyde Age: 42 Director since: 2017 Committees: Audit Nominating and Corporate Responsibility

Principal Occupation:

Entrepreneur in residence, Moderne Ventures, a venture capital fund focused on technology companies innovating within real estate, mortgage, finance, insurance, hospitality and home services, as well as a Senior Lecturer in Residence, Entrepreneurial Management at Harvard Business School.

Business Experience:

•  Founder and former chief executive officer of Baroo, a provider of pet-related amenities in multifamily communities in large urban markets across the U.S.

•  Founder and former executive director of Strong Women, Strong Girls, a nationally recognized mentoring organization

•  Former global shaper with World Economic Forum

Current and Former Directorships:

•  Former elected director of the Harvard Alumni Association

•  Former director of Coca-Cola Scholars Alumni Foundation

Skills and Expertise:

•  Experience in service delivery, marketing, strategic development and execution

•  Knowledge in risk management and human resources

•  Entrepreneurial leadership and approach

•  Community engagement and culture

7

Leah C. Johnson Age: 61 Director since: 2020 Committees: Compensation

Principal Occupation:

Executive Vice President, Chief Communications, Marketing & Advocacy Officer of Lincoln Center for the Performing Arts, an internationally renowned performing arts institution

Business Experience:

•  Founder and former chief executive officer of LCJ Solutions, LLC, a strategic communications consulting firm

•  Former senior vice president, Global Corporate Affairs at Citigroup, Inc.

•  Former vice president of corporate communications at S&P Global Ratings (previously, Standard & Poor’s)

Current and Former Directorships:

•  Former director of Pluralsight, Inc.

•  Current trustee of The Trust for Cultural Resources of the City of New York

•  Current trustee and member of the Executive Committee of the Museum of the City of New York

•  Current vice chair of the Board of Trustees at New York Public Radio

•  Current trustee of New York City Tourism + Conventions

Skills and Expertise:

•  Knowledge and operational experience in corporate strategy and communications, public affairs, marketing, change management, and diversity and inclusion

•  Entrepreneurial leadership and approach

•  Community engagement and culture

Thomas B. Okray Age: 61 Director since: 2024 Committees: Executive

Principal Occupation:

Chief Financial Officer of Nikola Corporation, a global leader in zero-emissions transportation and energy supply and infrastructure solutions.

Business Experience:

•  Former chief financial officer of Eaton (NYSE: ETN)

•  Former senior vice president and chief financial officer of W.W. Grainger, Inc. (NYSE: GWW)

•  Former executive vice president and chief financial officer of Advance Auto Parts, Inc. (NYSE: AAP)

Current and Former Directorships:

•  Current director of Flowserve Corporation (NYSE:FLS)

•  Current board member of The Cleveland Orchestra

•  Current board member of The City Mission

Skills and Expertise:

•  Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

•  Leadership skills as a senior officer of several different companies

•  Knowledge in automotive aftermarket, merchandising and supply chain

The Board of Directors recommends that you vote “FOR” each of the director nominees listed above.

8

Class 2 Director Information

Set forth below is a summary of the biographical information for each of the Class 2 Directors:

Stephen C. McCluski Age: 72 Director since: 2013 Committees: Audit (Chair) Compensation Executive Nominating and Corporate Responsibility

Principal Occupation:

Former senior vice president and chief financial officer of Bausch & Lomb Incorporated (Retired)

Business Experience:

•  Former senior vice president and chief financial officer of Bausch & Lomb Incorporated

•  Former vice president and controller of Bausch & Lomb Incorporated

Current and Former Directorships:

•  Former chairman of the Board of Directors and member of the audit committee of ImmunoGen, Inc. (Nasdaq: IMGN)

•  Former director of Standard Microsytems Corporation

Skills and Expertise: • Knowledge in finance, risk management, mergers and acquisitions, strategic planning, and financial reporting, accounting and controls

Robert E. Mellor Age: 80 Director since: 2010 Committees: Nominating and Corporate Responsibility (Chair) Compensation Executive

Principal Occupation:

Chairman of the Board of Directors

Business Experience:

•  Interim chief executive officer of Monro, Inc. from August 2020 to April 2021

•  Former director of Ryland Group, Inc.

•  Former lead independent director of Board of Monro, Inc.

•  Former chairman of the Board of Directors and chief executive officer of Building Materials Holding Corporation (“BMHC”), provider of the distribution, manufacturing and sale of building materials and component products

Current and Former Directorships:

•  Director (and Former Non-Executive Chairman of the Board of Directors) of Coeur Mining, Inc. (NYSE: CDE)

•  Former Director of CalAtlantic Group, Inc.

•  Former Chairman of the Board of Directors of BMHC Stock Holdings, Inc.

Skills and Expertise:

•  Knowledge in legal and regulatory matters, mergers and acquisitions, risk management, real estate, strategic development and execution, accounting and finance

•  Experience in corporate governance best practices of other major corporations

Peter J. Solomon Age: 85 Director since: 1984 Committees: Executive

Principal Occupation:

Chairman of Solomon Partners, LP, an investment banking firm, and independently operated affiliate of Natixis, part of Groupe BPCE, the second largest banking group in France

Business Experience:

•  Founder and chairman of Solomon Partners, LP, an investment banking firm

Current and Former Directorships:

•  Former member of Boards of Director of Associate Dry Goods Corporation, Culbro Corporation, Edison Brothers Stores, Inc., Esquire, Inc., Handyman Corporation, Lawfin International Limited, LIN Broadcasting Corporation (now known as LIN Media, LLC (NYSE: LIN)), Office Depot, Inc. (Nasdaq: ODP), Phillips-Van Heusen Corporation (now known as PVH Corp. (NYSE: PVH)), The Miller-Wohl Company and The Stop & Shop Supermarket Company.

Skills and Expertise:

•  Knowledge in banking and financial services, capital markets, government regulations, mergers and acquisitions, strategic development and execution and risk management

•  Leadership skills shown throughout business career and government service

•  Experience in corporate governance best practices of other major corporations

9

Hope B. Woodhouse Age: 68 Director since: 2023 Committees: Audit Compensation

Principal Occupation:

Former chief operating officer of Bridgewater Associates, Inc. (Retired)

Business Experience:

•  Former chief operating officer of Bridgewater Associates, Inc.

•  Former president and chief operating officer of Auspex Group, L.P.

•  Former chief operating officer of Soros Fund Management LLC

Current and Former Directorships:

•  Director of Granite Point Mortgage Trust Inc. (NYSE: GPMT)

•  Director of Two Harbors Investment Corp. (NYSE: TWO)

•  Director of Acadia Realty Trust (NYSE: AKR)

•  Former member of Boards of Director of Atomyze LLC, Piper Jaffray Companies (NYSE: PJC), Soros Funds Limited, and Seoul Securities Corporation Ltd.

Skills and Expertise:

•  Knowledge in risk management, executive compensation, strategic planning, auditing, financial reporting, accounting and finance

•  Significant experience in corporate governance and executive compensation best practices of other public corporations

10

CORPORATE GOVERNANCE PRACTICES AND POLICIES

Environmental, Social and Governance (ESG)

Monro’s Environmental, Social and Governance (ESG) efforts are an important lens through which we identify risks and opportunities that could meaningfully impact our business over the long term.

As part of our commitment to transparency and accountability, formalizing our ESG strategy and objectives is a top priority for senior management and the Board. In furtherance of these objectives, we have published our fourth annual ESG Report on the Corporate Responsibility page of our website, https://corporate.monro.com/esg/default.aspx. Information available in the report and on our website is not a part of, and is not incorporated into, this Proxy Statement. The report highlights key areas of focus and progress during Fiscal 2024 within our priority ESG topic areas: Governance, Teammates, Customers, Communities and the Environment.

Included in the report is a mapping to certain metrics of the Sustainability Accounting Standards Board’s (SASB) Multiline & Specialty Retailers and Auto Parts industries. We aim to enhance our disclosures to better inform stakeholders on Monro’s ESG-related risks, opportunities, management strategies and performance throughout Fiscal 2025 and beyond.

Fiscal 2024 Highlights

ESG Oversight. The Company’s Executive Vice President — Chief Legal Officer leads efforts to increase our focus and transparency in this area, with input from, and collaboration with, other members of the Senior Leadership Team. The Board’s Nominating and Corporate Responsibility Committee has primary oversight responsibility for ESG-related matters, including risks related to climate change, human capital management, diversity, stakeholder relations, and health, safety and the environment.

Engagement and Development. We aim to create an inclusive environment where everyone has an equal opportunity to develop, progress, and be rewarded and recognized. Steps taken to increase Teammate engagement included a recent launch of a quarterly self-assessment process within stores. Through the Company’s Monro University online learning management system, in Fiscal 2024, employees logged over 91,000 hours of professional development and technical training.

Safety and Well-being. We’ve set a 5-year safety goal of a 30% reduction in workers’ compensation frequency claim rate, using a base year of Fiscal 2023. During the year we increased access to safety training and improved reporting processes. We enhanced our Teammate Assistance Fund to include a streamlined approach to helping multiple Teammates after a natural disaster.

Communities. Our internal Community Impact Committee is in the second year of implementing our community strategy with a vision that focuses on 3 pillars of community engagement: economic and food security, education of youth and family services, and veterans’ services. These three pillars, we feel, get to the heart of issues faced by our communities.

Environment. Being good stewards of the environment is important to Monro. The Company has implemented energy-saving initiatives such as making progress on our 5-year goal of having 100% LED lighting in our company-owned stores. In Fiscal 2024, we recycled 2.1 million gallons of oil, 3.7 million tires, 78,992 vehicle batteries and 383 tons of cardboard.

Please refer to our fourth annual ESG report for more information.

Code of Ethics

We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available on our website at https://corporate.monro.com/investors/corporate-governance. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer on our website.

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Board Matters

Board Meetings

The Board of Directors held five meetings during the year ended March 30, 2024 (“Fiscal 2024”). During the fiscal year, each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees on which he or she served. All attended last year’s annual meeting of shareholders and we expect all directors and nominees to attend the Annual Meeting, as is our stated policy in our Corporate Governance Guidelines.

At least annually, the Board of Directors meets to review management succession planning, as well as our overall executive resources. In addition, our independent directors meet regularly in executive sessions, over which our Chairman, Robert E. Mellor, presides.

Board Independence

The Board of Directors determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board of Directors must also affirmatively determine that the director has no relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board of Directors will consider all relevant facts and circumstances in determining whether a director is independent. The Board of Directors also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with the Company. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees and directors satisfy the independence requirements of Nasdaq: John L. Auerbach, Lindsay N. Hyde, Leah C. Johnson, Stephen C. McCluski, Robert E. Mellor, Thomas B. Okray, Peter J. Solomon and Hope B. Woodhouse.

Lead Independent Director

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board of Directors believes that it should be free to make a choice regarding its leadership structure from time to time in any manner that is in the best interests of the Company and its shareholders. Under the Company’s bylaws, the Board of Directors may elect a Chairperson of the Board to preside at all meetings of the shareholders and directors and to perform other duties as the Board may elect. Pursuant to our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board of Directors will designate a lead independent director, responsible for conducting executive sessions of the independent directors. Robert E. Mellor, an independent director, currently serves as Chairman of the Board. As such, we do not have a lead independent director at this time.

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board as of June 24, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of June 24, 2024)
Total Number of Directors	9

Part I: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender

Directors	3	6	—	—

Part II: Demographic Background

African American or Black	1	—	—	—

White	2	6	—	—

LGBTQ+	1

Did not Disclose Demographic Background	—

12

Committees of the Board of Directors

Each of the following Board committees, except for the Executive Committee, functions under a written charter adopted by the Board, copies of which are available on the Investor Information — Corporate Governance page of our website, currently https://corporate.monro.com/investors/corporate-governance, and to any shareholder who requests them. As a matter of routine corporate governance, each committee, except the Executive Committee, reviews its charter and practices on an annual basis. In Fiscal 2024, each committee determined that its charter and practices were consistent with listing standards of Nasdaq.

The current members, responsibilities and the number of meetings held in Fiscal 2024 of each of these committees are shown below:

Audit Committee Committee Members Stephen C. McCluski* (Chair) Lindsay N. Hyde Hope B. Woodhouse* Number of meetings in 2024: 8 * Audit Committee Financial Expert

Key Responsibilities

•  Monitoring, and assisting the Board in its oversight of, the integrity of our financial accounting and reporting processes;

•  Selecting, retaining, determining the compensation for, and monitoring the independence, qualification and performance of our independent registered public accounting firm;

•  Reviewing the performance of our internal auditors;

•  Monitoring our systems of internal controls regarding finance, accounting, legal and regulatory compliance and compliance with our Code of Ethics;

•  Providing an avenue of communication among the independent registered public accounting firm, management, internal auditors and the Board; and

•  Oversight of Company’s cybersecurity program, including privacy and information security.

Independence and Financial Literacy

•  The Board has determined that each member of the Audit Committee is independent as defined by the Nasdaq listing standards and SEC rules applicable to Audit Committee members.

•  All members of the Audit Committee satisfy the Nasdaq’s financial literacy requirement.

•  The Board has determined that Mr. McCluski and Ms. Woodhouse are audit committee financial experts (as defined by SEC rules) and qualify as financially sophisticated under the Nasdaq rules as a result of their knowledge, abilities, education and experience.

Compensation Committee Committee Members John L. Auerbach (Chair) Leah C. Johnson(1) Stephen C. McCluski Robert E. Mellor Hope B. Woodhouse Number of meetings in 2024: 4

Key Responsibilities

•  Reviewing and approving, together with the other independent members of the Board, the annual compensation for our CEO and non-CEO executive officers;

•  Reviewing and approving the overall compensation strategy and program structure for employees;

•  Reviewing and making recommendations to the Board with respect to the total compensation of the non-employee directors, our incentive compensation plans and equity-based plans;

•  Overseeing risk management of our compensation programs; and

•  Administering and enforcing the Company’s clawback policy.

Independence and Authority

•  The Board has determined that each member of the Compensation Committee is independent as defined by the Nasdaq listing standards and the SEC rules.

•  The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees.

(1)	From December 7, 2023, when she was appointed to the Committee

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Nominating and Corporate Responsibility Committee Committee Members Robert E. Mellor (Chair) Lindsay N. Hyde Stephen C. McCluski Number of meetings in 2024: 2

Key Responsibilities

•  Identifying and recommending to the Board candidates for election and to serve on the Board;

•  Board and Key management succession planning;

•  Providing oversight with respect to corporate governance matters; and

•  Primary oversight of the Company’s corporate responsibility (ESG) programs and initiatives.

Independence

•  The Board has determined that each member of the Nominating and Corporate Responsibility Committee is independent as defined by the Nasdaq listing standards and SEC rules.

Executive Committee Committee Members Michael T. Broderick (Chair) Stephen C. McCluski Robert E. Mellor Thomas B. Okray(1) Peter J. Solomon Number of meetings in 2024: 11

Key Responsibilities

•  Acting in place of the Board on limited matters that require action between Board meetings. However, without the approval of the full Board of Directors or the shareholders, the Executive Committee may not:

•  approve any action requiring shareholder approval;

•  fill vacancies on the Board of Directors;

•  fix compensation of directors or executive officers;

•  engage our independent registered public accounting firm; or

•  repeal, amend or adopt new bylaws.

(1)	Appointed as of February 15, 2024

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Board of Directors’ Role in Risk Oversight

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees. Each committee meets with key management personnel and representatives of outside advisors to oversee and manage these risks. For example, the Director of Internal Audit and the Chief Legal Officer meet with the Audit Committee to discuss financial, legal and regulatory risks. Management has designed reporting processes to provide visibility to the Board of Directors about identifying, assessing and managing critical risks to the Company and management’s risk mitigation strategies.

During Fiscal 2024, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The results of management’s review were reported to the Compensation Committee. For Fiscal 2024, management concluded, and the Compensation Committee agreed, that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board or Committee	Primary Areas of Risk Oversight

Full Board of Directors

•  Strategic, financial and execution risks and exposures associated with the annual operating plan

•  Major litigation and regulatory exposures and other current matters that may present material risks to the Company’s operations, plans, prospects or reputation

•  Acquisitions and divestitures (including through post-closing reviews)

•  Senior management succession planning

•  Employee pension and retirement savings plans, including relative investment performance and funded status

•  Cybersecurity risks, including reviewing measures based on presentations from the head of the Company’s Information Technology Department, which occur at least annually, and reports from the Audit Committee

•  Risks and exposures associated with financial position and financing activities, including cost of capital

Audit

•  Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting and assets, financial policies, credit and liquidity matters and related-party transactions

•  Cybersecurity matters, including reviewing measures implemented by the Company to protect data and reviewing the Company’s plans to respond to any cyber breaches, and receiving regular reports from the Company’s Chief Information Security Officer

•  Legal, regulatory and compliance risks

Compensation	• Risks and exposures associated with performance management of officers and executive compensation programs and arrangements, including incentive plans

Nominating and Corporate Responsibility

•  Risks and exposures relating to director and key management succession planning and director independence

•  Compliance with corporate governance structure and processes, including succession planning and ESG initiatives and processes

•  Risks and exposures relating to ESG matters, including risks related to climate change, human capital management, diversity, stakeholder relations, and health, safety and the environment

15

Certain Relationships and Related Party Transactions

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our finance and legal staff are primarily responsible for developing and implementing processes and controls to gather information about potential related party transactions from our directors and executive officers. This includes the utilization of a robust questionnaire process for all Board members and executive officers. Then, based on the facts and circumstances, that group determines whether the Company or a related person has a direct or indirect material interest in the transaction. If our finance and legal staff determine that the Company or a related person has a direct or indirect material interest in a transaction, then the Audit Committee, or other board committee comprised solely of independent directors, must approve or ratify the transaction. Entry into the Reclassification Agreement with the holders of the Class C Preferred Stock on May 12, 2023 constituted a related party transaction during Fiscal 2024. The holders of the Class C Preferred Stock include our director, Peter J. Solomon, and certain of his family members. Under the Reclassification Agreement, in exchange for the sunset of the Class C Preferred Stock in 2026, we agreed to increase the conversion rate of the Class C Preferred Stock from 23.389 to 61.275 shares of common stock for each share of Class C Preferred Stock, which represented an approximate value of $36.6 million on the date the Reclassification Agreement was signed, and which our shareholders approved on August 15, 2023. We also agreed to reimburse the holders of Class C Preferred Stock up to $300,000 for reasonable, documented and out-of-pocket fees and expenses incurred in connection with the negotiation, execution and delivery of the Reclassification Agreement and consummation of the transactions contemplated by the Reclassification Agreement.

Nominating Process

The Nominating and Corporate Responsibility Committee is responsible for identifying, screening and recommending candidates for membership on the Board of Directors pursuant to the Company’s Corporate Governance Guidelines, as approved by the Board of Directors. The Nominating and Corporate Responsibility Committee’s Charter includes an affirmative statement that the Committee will endeavor to include diverse candidates, including those who self-identify as female, underrepresented minorities or LGBTQ+, in each pool of Board candidates. The Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Directors’ overall effectiveness in meeting its responsibilities. In assessing potential new directors, the committee considers individuals from various disciplines and diverse backgrounds, taking into account gender, age and ethnicity. The Nominating and Corporate Responsibility Committee, at the direction of the Board of Directors, has taken meaningful steps to seek to identify one or more potential diverse nominees for director who, like any other nominee, satisfy the Company’s director qualification standards, including the appropriate experience and demonstrated commitment to the Company. The selection of qualified directors is complex and crucial to our long-term success. Candidates for nomination to the Board of Directors are considered based upon various criteria, such as their broad-based business skills and experiences, a global business perspective, concern for the long-term interests of our shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Monro and the automotive service industry.

The Nominating and Corporate Responsibility Committee will consider recommendations from shareholders of potential candidates for the Board of Directors and will evaluate candidates recommended by shareholders in the same manner as it evaluates candidates recommended by Board members, senior officers or search firms. A shareholder wishing to recommend a potential candidate must submit the recommendation in writing, addressed to the Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, New York 14615, Attention: Nominating and Corporate Responsibility Committee, so that the Secretary receives the recommendation not less than 120 days and not more than 180 days prior to the next annual meeting of shareholders. Each recommendation must include the information required by the Certificate of Incorporation for shareholders submitting a nomination. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

In addition to satisfying the advance notice requirements, in order to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 16, 2025.

16

Communications with Directors

Shareholders wishing to communicate with our non-management directors may send a letter to: Secretary, Monro, Inc., 200 Holleder Parkway, Rochester, NY 14615, Attention: Non-Management Directors. All correspondence sent to that address will be delivered to the appropriate directors on a quarterly basis, unless the Secretary otherwise determines that it should be delivered more promptly. The Secretary will promptly direct any concerns relating to accounting, internal controls, auditing or officer conduct to the Chair of the Audit Committee. All correspondence to non-management directors will be acknowledged by the Secretary and may also be forwarded within Monro to a subject matter expert for investigation. Alternatively, communication with non-management directors may occur as outlined in the section entitled “Administration — Reporting Violations” in our Code of Ethics, which is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

Director Compensation

The Company does not pay any director who is also an employee of Monro or its subsidiaries for his or her service as director.

During Fiscal 2024, we changed the compensation structure for our directors, as shown in the table below:

	First and Second Quarters	Third and Fourth Quarters

Quarterly retainer:

Board service	$10,000	$18,750

Board service—Board Chair	$7,500	$15,000

Audit Committee Chair	$7,500	$7,500

Audit Committee member	—	$3,750

Compensation Committee Chair	$3,750	$3,750

Compensation Committee member	—	$1,875

Nominating and Corporate Responsibility Committee Chair	$2,500	$2,500

Nominating and Corporate Responsibility Committee member	—	$1,250

Each Board meeting	$3,000	—

Each committee meeting (other than Executive)	$1,000	—

Each Executive Committee meeting	$1,000	$1,000

In addition, we reimburse the reasonable travel expenses for directors to attend meetings, as applicable.

There were no changes to the calculation of the annual restricted stock awards received by each Board member. As such, each then-serving director received a grant of 3,749 shares of restricted stock on the date of the 2023 annual meeting of shareholders, determined by dividing $130,000 by $34.67, the closing price of a share of our common stock on the date of the 2023 annual meeting of shareholders.

In addition to normal course compensation, non-employee directors who served on the Special Committee in calendar 2023 received a $20,000 annual retainer and $1,000 for each committee meeting attended for that service. This is included in the Director Compensation Table below.

Director Stock Ownership Guidelines

The Board of Directors adopted the Monro, Inc. Stock Ownership Guidelines to, among other things, further engage certain senior executives and the members of the Board in the long-term success of the Company. The Company’s stock guidelines for its non-employee directors are as follows:

Stock Ownership Guideline	Common stock or equivalents with an aggregate value equal to at least three times the annual cash retainer payable to each director

Target Date	Within a four-year period of joining the Board of Directors

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As of March 30, 2024, all of the Company’s non-employee directors are in full compliance with the stock ownership guidelines, except for Hope B. Woodhouse, who joined the Board on February 9, 2023, and who is expected to be fully compliant by her target date of February 9, 2027, and Thomas B. Okray, who joined the Board on February 15, 2024, and who is expected to be fully compliant by his target date of February 15, 2028.

The following table summarizes the compensation that the Company’s non-employee directors earned for services as members of the Board of Directors and any committee of the Board of Directors during Fiscal 2024:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

John L. Auerbach	113,250	129,978	243,228

Lindsay N. Hyde	105,500	129,978	235,478

Leah C. Johnson	91,375	129,978	221,353

Stephen C. McCluski	155,250	129,978	285,228

Robert E. Mellor	169,750	129,978	299,728

Thomas B. Okray	18,750	—	18,750

Peter J. Solomon	78,500	129,978	208,478

Hope B. Woodhouse	86,750	129,978	216,728

(1)

Each non-employee director was awarded 3,749 shares of the Company’s restricted stock on August 15, 2023 (the “Award Date”). This column represents the aggregate award date value of the restricted stock awarded during Fiscal 2024 under FASB ASC 718. The value of the restricted stock is derived by multiplying the number of shares awarded by the closing price per share on the Award Date of $34.67. For additional information on the valuation assumptions with respect to the Fiscal 2024 awards, refer to Note 10 of the Company’s financial statements in the Form 10-K for the year ended March 30, 2024, as filed with the SEC. The restricted stock awarded to directors vests over a three-year period. The following table shows the number of restricted stock awards outstanding for each non-management director as of March 30, 2024.

Name	Restricted Stock Outstanding (Shares)

John L. Auerbach	6,150

Lindsay N. Hyde	6,150

Leah C. Johnson	6,150

Stephen C. McCluski	6,150

Robert E. Mellor	7,009

Thomas B. Okray	—

Peter J. Solomon	6,150

Hope B. Woodhouse	3,749

TOTAL	41,508

Anti-Hedging and Pledging Policy

We prohibit our directors from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits directors from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized, or our securities are otherwise excluded from being pledged.

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OUR EXECUTIVE OFFICERS

The table and biographies below identify our current executive officers, the term they have served with us and their business experience:

Name	Age	Office and Position

Michael T. Broderick	56	President and Chief Executive Officer

Brian J. D’Ambrosia	49	Executive Vice President — Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Cindy L. Donovan	55	Senior Vice President — Chief Information Officer

Maureen E. Mulholland	53	Executive Vice President — Chief Legal Officer and Secretary

Michael T. Broderick was appointed President and Chief Executive Officer of the Company in April 2021. Prior to joining the Company, from 2016 to 2021, he served as Executive Vice President of Merchandising and Store Operations Support at Advance Auto Parts where he was instrumental in driving same-store sales growth and implementing technology-driven strategies to enhance operational efficiency within the company’s 5,200-store network. In addition, Mr. Broderick played a key role in diversity and inclusion efforts focused on promoting women’s leadership in the automotive aftermarket industry. Prior to joining Advance Auto Parts, Mr. Broderick served from 2014 to 2016 as Senior Vice President of the automotive division of Canadian Tire Corporation, where he was responsible for improving customer service standards at 493 dealers, operating 5,800 service bays. Prior to his tenure with Canadian Tire Corporation, he was CEO of Federal Mogul Corporation and President at General Parts. He began his career at AutoZone, where he served for 16 years in a number of field and operations roles, including as Vice President of the company’s Northeast division.

Brian J. D’Ambrosia was promoted to Executive Vice President — Finance, Chief Financial Officer and Treasurer in April 2018. Before that, since January 2017, Mr. D’Ambrosia served as Senior Vice President — Finance, Chief Financial Officer and Treasurer, and was appointed Assistant Secretary in May 2017. Mr. D’Ambrosia was Vice President — Finance from May 2016 to December 2016. From January 2013 to May 2016, Mr. D’Ambrosia was Vice President — Controller and was named Chief Accounting Officer in December 2015. From August 2010 to January 2013, Mr. D’Ambrosia, a certified public accountant, was Regional Controller — Americas Process Solutions Group at Robbins & Myers, Inc., a publicly held manufacturer of engineered equipment and systems in the global energy and industrial markets. From August 2005 to July 2010, Mr. D’Ambrosia held various accounting and finance positions with Birds Eye Foods, Inc., including Controller-Accounting, Reporting and Planning and Controller-Operations Accounting. From September 2003 to August 2005, Mr. D’Ambrosia was Chief Financial Officer at Rochester Sports Group, a company in the sports entertainment industry. Mr. D’Ambrosia was previously an Audit Manager with Deloitte & Touche, LLP, in Rochester, New York, and was affiliated with that firm from 1997 to 2003.

Cindy L. Donovan was promoted to Senior Vice President — Chief Information Officer in November 2022. Ms. Donovan joined the Company in September 2019 as the Director of Project Management and Data Architecture, and she was promoted to Vice President — Information Technology in January 2020. Later, she was promoted to Senior Vice President —Information Technology in December 2020. Before joining the Company, Ms. Donovan was Vice President, Chief Information Officer at IEC Electronics Corp. from December 2016 to August 2019 and Senior IT Manager, Data Services for Paychex, Inc. from December 2014 to December 2016. Earlier in her career, she held leadership positions at Carestream Health from 2007 to 2014, including Director of IT Strategic Planning, PMO, and Governance, after holding several IT management, compliance and ERP application development positions at Eastman Kodak Company until 2006.

Maureen E. Mulholland was promoted to Executive Vice President — Chief Legal Officer and Secretary in August 2020, having previously served as Senior Vice President — General Counsel and Secretary since August 2017. Ms. Mulholland joined the Company as General Counsel in October 2003 and was appointed Vice President in May 2012. Prior to joining the Company, Ms. Mulholland worked as an associate attorney at the Rochester, NY-based law firms of Underberg & Kessler LLP and Harris Beach, PLLC. She graduated from the University of Notre Dame Law School.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our shareholders to vote on an advisory resolution to approve the compensation paid to our executive officers for Fiscal 2024 (“Say on Pay”). Our Fiscal 2024 compensation program reflects our pay-for-performance philosophy. We continue to tie a significant portion of our CEO and other Named Executive Officer compensation to both short and long-term Company-performance objectives and executive compensation outcomes reflect this philosophy. We also believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis,” below, which details how our executive compensation programs and policies are designed to achieve our compensation objectives, as well as the 2024 Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

2024 Advisory Vote on Executive Compensation

The Compensation Committee, along with the Board, believe that the policies, procedures and amounts of compensation discussed here, and described further in this Proxy Statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our shareholders. To indicate approval of our executive compensation, a majority of the votes cast must vote in favor of the proposal.

This Say on Pay vote is advisory and therefore is not binding on the Company, the Compensation Committee or our Board. However, our Board values the opinions of our shareholders and, to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether actions are necessary to address these concerns.

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on a non-binding basis.”

We currently hold this vote on an annual basis. The next vote is expected to be held at the 2025 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation Committee of the Board of Directors (the “Committee”) made its compensation decisions for our named executive officers for the fiscal year ended March 30, 2024 (“Fiscal 2024”). In addition to the compensation of the Named Executive Officers, as a matter of practice the Committee reviews the compensation and performance of all Senior Vice President and Executive Vice President-level employees.

Below is the list of officers deemed to be serving as our named executive officers (our “Named Executive Officers” or “NEOs”) for Fiscal 2024:

•	Michael T. Broderick, President and Chief Executive Officer (our “CEO”);

•	Brian D’Ambrosia, Executive Vice President – Chief Financial Officer;

•	Matt Henson, Executive Vice President – Chief Human Resources Officer;

•	Maureen E. Mulholland, Executive Vice President – Chief Legal Officer and Secretary; and

•	Cindy L. Donovan, Senior Vice President – Chief Information Officer.

At the end of Fiscal 2024, Mr. Henson resigned as Executive Vice President – Chief Human Resources Officer effective as of March 30, 2024.

The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of our Named Executive Officers in Fiscal 2024 and the report of the Committee, which immediately follow below.

Executive Summary

Compensation Philosophy and Objectives

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with Nasdaq rules. The Committee operates under a written charter adopted by the Committee and ratified by the Board of Directors. A copy of the charter is publicly available on our website at https://corporate.monro.com/investors/corporate-governance.

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance shareholder value; and (3) support our core values and culture by promoting internal equity and external competitiveness. To meet these objectives, the Committee has adopted the following overriding policies:

•	Pay compensation that is competitive with the practices of other leading automotive and retail companies; and

•	Pay-for-performance by:

-	setting challenging yet realistic annual performance goals in our short-term incentive plan that rewards executives for the achievement of these goals; and

-	providing a mix of long-term incentives weighted toward performance to ensure alignment with shareholders and focus on increasing shareholder value, while retaining key talent.

The above policies guide the Committee in determining the proper allocation between short-term and long-term compensation. Other considerations include our financial performance, business objectives, our fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends, and regulatory requirements.

Our compensation program rewards our Named Executive Officers for attaining established goals that require the dedication of their time, efforts, skills and business experience for the success of the Company. The program is designed to reward both annual and long-term performance. Short-term performance is rewarded through base salary and annual incentive. Beginning in fiscal 2019, long-term performance has been rewarded through a mix of three vehicles: stock options, performance-vesting restricted stock units (“PSUs”); and time-vesting restricted stock units

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(“RSUs”). The value of each vehicle is based on a number of factors predicated on the Company’s financial performance. In addition, our Named Executive Officers receive other benefits, certain of which are available to all other salaried employees of the Company.

What We Do	What We Don’t Do

✓ Pay for performance – majority of compensation “at risk”	X Permit short sales by directors, officers or employees

✓ Reasonable post-employment and change in control provisions	X Allow hedging or pledging of company stock

✓ Stock ownership guidelines	X Offer change in control tax gross-ups

✓ Utilize independent compensation advisor	X Permit repricing of underwater options without shareholder approval

✓ Clawback policy	X Offer unreasonable perquisites

✓ Annual shareholder “say on pay” vote	X No single trigger cash severance based solely upon a change-in-control of the Company

✓ Executive benchmarking

✓ Modest perquisites

Shareholder Engagement

We believe that it is important for us to communicate with shareholders regularly regarding areas of interest or concern. Engagement with shareholders allows us to solicit input and respond to questions about Company matters, including our executive compensation program. At the 2023 annual meeting of the shareholders, approximately 97% of the votes cast were in favor of the advisory vote to approve executive compensation. The Committee considered these results when making the decisions described in this CD&A. We believe our current long-term program ensures alignment with shareholders and a focus on pay for performance. We will continue to engage with our shareholders and to evaluate their feedback for potential changes in the future.

Oversight of the Executive Compensation Program

The Committee administers our executive compensation program on behalf of the Board and our shareholders.

In determining the appropriate compensation packages for our executives, the Committee reviews, on an annual basis, each executive’s past and present compensation, including equity and non-equity-based compensation. In addition, our CEO annually reviews the performance of each of the executives (other than himself, whose performance is reviewed annually by the Committee). The conclusions reached and recommendations made based on these reviews for base salary levels and annual bonus amounts are presented to the Committee in May each year. The Committee relies to a large extent on our CEO’s evaluations of each executive’s performance. However, it is the Committee which makes all final compensation decisions regarding our executives.

The Committee seeks to have a substantial portion of each executive’s compensation be incentive-based, with the most senior executives having the highest portion dedicated to incentive-based compensation and a greater weighting toward long-term incentives.

Role of the Compensation Consultant

As outlined in its charter, the Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the Committee’s duties. The Committee has retained the services of Exequity, LLP (“Exequity”) as its independent compensation consultant. Exequity has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the Committee. The Committee was solely responsible for the decision to retain Exequity as its consultant. Exequity advises the Committee on matters of Named Executive Officer compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While Exequity may express an opinion on compensation matters, the Committee is solely

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responsible for setting the type and amount of compensation for our Named Executive Officers. Exequity reports directly to the Committee and has direct access to the Committee through the Committee’s Chair. The Committee requires that any compensation consultant it retains cannot be utilized by management for other purposes. Although management may work closely with the consultant, the consultant is ultimately accountable to the Committee on matters related to executive compensation.

The Committee recognizes that it is essential to receive objective advice from its compensation consultant. The Committee examines the procedures and safeguards that Exequity takes to ensure that the compensation consulting services are objective. The Committee has assessed the independence of Exequity pursuant to Nasdaq rules and its charter and concluded that Exequity’s work for the Committee does not raise any conflict of interest. In making this assessment, the factors taken into consideration included:

•	that the compensation consultant reports directly to the Committee, and the Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

•	the compensation consultant’s policies and procedures are designed to prevent conflicts of interest;

•	whether the compensation consultant’s advisor to the Company owns stock in the Company; and

•	any business or personal relationships between the compensation consultant’s advisor to the Company, on one hand, and any member of the Committee or any executive officer, on the other hand.

Benchmarking

In addition to many other factors that affect compensation determinations, the Committee considers the compensation practices of a peer group, where available, in evaluating the compensation program. In Fiscal 2023, the Committee engaged Exequity to reevaluate its peer group to be used for executive compensation purposes. On May 11, 2023, the Committee approved a new peer group of 20 companies, including companies within the automotive aftermarket and retailers with revenues between $600M and $3B or a similar market capitalization, with a focus on industry, operating characteristics and revenue. As such, the peer group used in Fiscal 2024 executive compensation decisions included:

America’s Car-Mart, Inc.	Leslie’s, Inc.	Sportsman’s Warehouse Holdings, Inc.
Big 5 Sporting Goods Corporation	MarineMax, Inc.	Standard Motor Products, Inc.
CarParts.com, Inc.	Mister Car Wash, Inc.	The Container Store Group, Inc.
Dorman Products, Inc.	National Vision Holdings, Inc.	TravelCenters of America Inc.
Driven Brands Holdings Inc.	OneWater Marine Inc.	Valvoline Inc.
Hibbett, Inc.	RumbleOn, Inc.	Vroom Inc.
Lazydays Holdings, Inc.	Shift Technologies, Inc.

This peer group was used to conduct executive compensation benchmarking for the Named Executive Officers in Fiscal 2024. The peer group served as the primary reference, with survey data utilized as a secondary reference. Results of the benchmarking indicated that, on an aggregate basis, all components of pay (base salary, target annual incentive bonus, and long-term incentives) fell at or below the median of both the peer group and survey data.

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Elements of Compensation for Fiscal 2024

Monro’s executive compensation program, set forth by the Compensation Committee, is designed to implement our executive pay philosophy to:

•	Attract, reward and retain talented and experienced executives and other key employees.

•	Motivate our executive officers to achieve short-term and long-term corporate goals that will enhance shareholder value.

•	Support our core values and culture by promoting internal equity and external competitiveness.

The objectives and key characteristics of direct elements of our Fiscal 2024 executive compensation are summarized below:

Compensation Element		Period Covered	Objectives
Fixed	Base Salary (Cash)	Annual

•  Fixed annual cash provided for performing day-to-day job responsibilities

•  Generally determined based on an individual’s time in the position, experience, performance, future potential and market data

•  Reviewed annually for potential adjustment based on factors such as changes in the executive’s responsibilities, individual performance and market data

At-Risk	Annual Incentive Bonus (Cash)	Annual

•  Variable cash compensation tied to the achievement of annual corporate financial and operational goals established by the Committee each fiscal year

•  Aligns interests of executives with shareholders, with amount earned dependent on Company performance objectives designed to enhance shareholder value

	Long-Term Incentive (“LTI”) Compensation (Equity Awards)	3-4 years

•  Mix of equity awards intended to provide a balanced portfolio with the intention of motivating, rewarding, and retaining executives

•  Objective is to generally provide 75% of equity awards as performance-based awards with the following mix: 25% stock options, 50% PSUs, and 25% RSUs

•  Stock options

○   Aligns executive rewards with shareholder returns; no value unless stock price appreciates over the grant price

○  Vests in equal installments over four years

○  Encourages long-term, sustained performance

○  Encourages retention through multi-year vesting

•  Performance-vesting stock units (PSUs)

○  Vest over a three-year performance period

○  PSUs are forfeited if multi-year objectives are not met

○  Encourages long-term, sustained performance and retention

○  Facilitates stock ownership

•  Time-vesting restricted stock units (RSUs)

○  Vests in equal installments over four years

○  Encourages retention through multi-year vesting

○  Facilitates stock ownership

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Base Salary

We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year. The amount of base salary is meant to reflect the primary responsibilities of his or her position and is set at a level that the Committee believes will enable us to attract and retain talent. The Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, including, among other things, recent hiring experience, individual performance, internal pay alignment and equity, responsibilities of the position, longer term potential, individual experience and methods to achieve results, as well as market data.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. Annual salary planning begins with a percentage guideline for increases, based upon our annual budget, which is adjusted upward or downward for individual performance based on recommendations from our CEO. The guidelines are set after considering competitive market factors as previously described, affordability and current salary levels, as appropriate. The performance of each executive officer is evaluated annually following the close of the fiscal year so that each executive’s performance can be assessed within the context of our performance against our financial and strategic goals for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive’s management skills and experience, and the individual’s contribution to our performance and profitability.

In June 2023, the Committee approved a salary increase of 3% to the base salaries of each of the Named Executive Officers to ensure greater consistency with market practice. In addition to the 3% increase, the Committee approved an additional $15,000 increase to Ms. Donovan’s base salary to better align her total compensation with the survey group median. This increase followed the results of Exequity’s study of our peer group, which showed that all components of the Named Executive Officers’ pay (base salary, target annual incentive bonus, and long-term incentives) fell at or below the median of peer group and survey data.

Following the Committee’s increase of base salaries based on the peer group and survey group studies, in October 2023, the Committee determined to increase the base salaries of Messrs. Broderick and D’Ambrosia effective as of January 1, 2024 in connection with their entry into amended and restated employment agreements. See “Other Matters — Employment Agreements” below.

Annual Incentive

The Committee has the authority to award annual incentives to our executive officers. Each May, the Committee establishes targets for annual incentives in the form of performance-based cash bonuses to compensate executive officers, as well as other management employees. Our Named Executive Officers receive their annual incentive pursuant to our executive incentive plan.

The incentive plan for Fiscal 2024 was established in line with more traditional annual bonus measures meant to focus executives on our objectives to increase revenue, profit and same store sales. Fiscal 2024 performance measures and weighting were:

1.	50% based on comparable store sales; and

2.	50% based on pre-tax income.

The targets for comparable store sales and pre-tax income were set based on the budget approved by the Board for Fiscal 2024. The Fiscal 2024 incentive opportunities for executives ranged from 0% to 150% of target based on performance. Under the executive bonus plan for Fiscal 2024, the target bonus amounts and maximum payout amounts for our Named Executive Officers were:

Name	Base Salary ($)(1)	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)

Michael T. Broderick	773,020	100	150

Brian J. D’Ambrosia	439,940	60	90

Maureen E. Mulholland	369,376	60	90

Matt Henson	369,376	60	90

Cindy L. Donovan	311,452	40	60

(1)	Represents the actual amounts paid to the Company’s Named Executive Officers for Fiscal 2024.

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All incentive awards made under the executive incentive plan are subject to the Committee’s approval. In addition, the Committee has the sole authority to determine whether the performance targets have been achieved by us and, if so, the applicable incentive award percentages to be paid. The Committee may use its discretion to include or exclude extraordinary or unusual items in determining the level of achievement of the performance targets.

The Committee’s practice is to pay cash awards based upon the achievement of our annual financial performance goals. The Committee carefully considers any exceptions. Absent extraordinary circumstances, there are no payouts for below threshold performance.

The table below provides the Fiscal 2024 goals and achievements:

	Fiscal 2024 Goal and Actual Results Achieved
Name	Threshold	Target	Maximum	Actual
Comparable Store Sales Increase	3.0%	5.0%	7.0%	-2.0%
% of Target	50%	100%	150%
Pre-tax income (thousands)	$71,800	$81,600	$91,400	$51,880
% of Target	50%	100%	150%

None of our Named Executive Officers earned an annual incentive for Fiscal 2024 because both comparable store sales and pre-tax income were less than their thresholds.

Long-Term Incentive Compensation

In Fiscal 2024 the Committee again utilized a mix of three long-term incentive vehicles (stock options, PSUs and RSUs). For all NEOs except for Ms. Donovan, the percentages assigned between each long-term incentive vehicle are as follows:

1.	25% stock options;

2.	50% PSUs; and

3.	25% RSUs.

In Fiscal 2024, for Ms. Donovan the percentages assigned between each long-term incentive vehicle are as follows:

1.	33% stock options;

2.	33% PSUs; and

3.	33% RSUs.

We believe our three-pronged approach to long-term incentives encourages retention, performance and a continuing link with shareholders. For our executives, the amount of long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of our shareholders. We believe that equity awards are a significant portion of the total compensation package for executives and are an important retention tool.

PSUs issued for Fiscal 2024 (the “Fiscal 2024 PSUs”) vest on a sliding scale based on our attainment of a pre-tax return on invested capital goal calculated at the end of fiscal year 2026 (“Fiscal 2026 PSU ROIC”). Fifty percent of the Fiscal 2024 PSUs will vest upon the attainment of a threshold calculation of 11% Fiscal 2026 PSU ROIC, up to the entirety of the Fiscal 2024 PSUs vesting based on the attainment of a 13.5% Fiscal 2026 PSU ROIC. ROIC was identified as an important measure for us to focus management on the efficient deployment of capital over the long-term. We believe ROIC in the long-term plan, coupled with the short-term metrics in the annual bonus of profit and organic growth, ensures a balanced approach of both income and capital management.

The Committee considered the following factors in evaluating the 2024 long-term incentive compensation grants for our Named Executive Officers: recommendation by our CEO, Company and individual performance, change in responsibility, peer group and survey benchmarking, the recipient’s level within the Company’s overall workforce, prior equity compensation awards, the value of the awards as a percentage of the recipient’s total compensation and the expense associated with the awards. Fiscal 2024 long-term incentive grants are consistent with the prior fiscal year to maintain the proportion of performance-based compensation relative to our peer group median.

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Executive Officer Stock Ownership Guidelines

We require our Named Executive Officers to achieve and maintain a certain minimum level of ownership of our common stock. The purpose of the guidelines is to further engage certain senior executives in the long-term success of the Company. Our stock guidelines for our Named Executive Officers are as follows:

Position	Stock Ownership Guideline
Chief Executive Officer	Common stock with an aggregate value equal to at least four times annual base salary
Other Named Executive Officers	Common stock with an aggregate value equal to at least three times annual base salary

Each covered executive is required to achieve his or her required ownership level within four years of being named a Named Executive Officer. As of March 30, 2024, Messrs. Broderick and D’Ambrosia, and Ms. Mulholland were fully compliant with the ownership levels required by the guidelines and Ms. Donovan has until March 2028 to become compliant.

Clawback Policy

The Committee oversees the Monro, Inc. Amended and Restated Clawback Policy (the “Clawback Policy”), which was adopted to comply with the Nasdaq Stock Market listing standards promulgated in accordance with the SEC’s final clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Clawback Policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation from covered executive officers in the event of an accounting restatement resulting from material noncompliance, or the correction of an immaterial error that, if not corrected, could result in material noncompliance with financial reporting requirements under the federal securities laws (a “restatement”). The amount of erroneously awarded incentive-based compensation is the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of incentive-based compensation that otherwise would have been received by the covered executive officer had it been determined based on the amounts in the restatement. In addition, the Clawback Policy provides for the mandatory recoupment of certain incentive compensation from any executive officer in the event of a restatement who commits acts of fraud, misappropriation, embezzlement, the commission of a felony, or any act or failure to act that causes the executive officer or the Company to be in violation of the federal securities laws. The Clawback Policy is administered by the Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Committee.

Anti-Hedging and Pledging Policy

Under our insider trading policy, we prohibit employees from engaging in transactions in our securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, our insider trading policy prohibits employees from pledging our securities as collateral for a loan or holding our securities in a margin account unless the margin feature is not utilized or our securities are otherwise excluded from being pledged.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We also provide our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive compensation program, the Committee’s executive compensation philosophy, as well as the Committee’s objective better to enable us to attract and retain the most talented and dedicated executives possible. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

We sponsor, for all employees, a profit-sharing plan with a 401(k) feature, which is intended to qualify under Section 401(a) of the Internal Revenue Code. Beginning in July 2018, this plan was amended to match 50% of the first 6% contributed to the 401(k) plan. Participants are 100% vested in their own contributions at all times. Matching contributions vest 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service.

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Our Executive Deferred Compensation Plan (the “Plan”) provides an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees bearing a comparable ratio to compensation as is provided to employees whose retirement benefit is not limited by the Internal Revenue Code. The Plan provides the opportunity for eligible employees, including our Named Executive Officers, to defer the receipt of certain compensation, including base salary and short-term incentives. Under the Plan, we match base salary deferral amounts for salary over the Internal Revenue Code compensation limit (applicable to qualified employee 401(k) plans) using the same matching formula as under our qualified 401(k) plan. No amounts credited under the Plan are funded and the right of a participant or beneficiary to receive a distribution is an unsecured claim against our general assets. The Plan is part of our competitive total compensation and benefits package that helps us attract and retain key talent. The costs of the Plan are included in the Nonqualified Deferred Compensation Table. The current annual earnings rate of 5% is credited to the account under the Plan.

Our other benefit plans primarily include medical and other health care benefits, group life insurance, and disability. In addition, as of August 1, 2023, our Named Executive Officers and certain other executives were provided with coverage in an executive supplemental health benefit program offering specialized health insurance benefits that complement primary health plans. This health plan offers coverage for qualified medical expenses (as defined by the IRS Code § 213(d)), including certain medical plan gaps, mental health and wellness treatments, executive physicals, prescriptions, and dental and vision treatments.

Our Named Executive Officers are provided with the use of a company-owned vehicle, as well as participation in the plans and programs described above.

The Committee may, in its discretion, revise, amend or add to an executive officer’s perquisites and benefits as, when and if it deems advisable or appropriate. The Committee believes, based upon publicly available information, that the benefits described above are typical for senior executives at comparable companies.

Attributed costs of the perquisites and personal benefits described above for our Named Executive Officers for Fiscal 2024 are included in the “All Other Compensation” column of the 2024 Summary Compensation Table appearing below.

Other Matters

Employment Agreements

The Company’s employment agreements with its executives are reviewed and approved by the Committee. The Committee believes that these employment agreements are an important part of our overall executive compensation program and serve as a recruitment and retention device.

The employment agreement for a Named Executive Officer generally addresses role and responsibilities; rights to compensation and benefits during active employment; resignation by the employee with or without “Good Reason”, as defined in the agreement; termination in the event of death, disability or retirement; and termination for “Cause” and termination without “Cause”, as defined in the agreement. Further, the agreements stipulate that the executive may not compete with us or solicit our employees for prescribed periods following termination of employment and may not disclose confidential information of the Company.

The employment agreements also contain termination and related pay provisions in the event of a “change in control.” In each case, for the change in control provision to apply, there must be both (1) a “change in control,” as well as (2) a termination by us without cause or a resignation by the executive for reasons defined in the agreement, including a material diminution of his duties. A “change in control” is generally deemed to occur (i) when a person or group who was not an affiliate as of the date we entered into the agreement (a “Non-Affiliate”) acquires beneficial ownership of 50% or more of our Common Stock; (ii) upon our sale substantially as an entity to a Non-Affiliate; or (iii) when there occurs a merger, consolidation or other reorganization of the Company with a Non-Affiliate, in which our shareholders immediately preceding the merger hold less than 50% (disregarding the voting and consent rights of the Class C Preferred Stock) of the combined voting power for the election of directors of the Company immediately following the merger. Consistent with our policy, none of the employment agreements include an excise tax gross-up provision.

Broderick Agreement

In October 2023, we entered into an amended and restated employment agreement (the “Broderick Agreement”) with Mr. Broderick, with a term extending through December 31, 2026. The Broderick Agreement automatically renews for successive one-year terms, unless either party gives notice of its intention not to renew. During the term of the Broderick Agreement, Mr. Broderick serves as our President and Chief Executive Officer.

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Under the Broderick Agreement, Mr. Broderick (i) is paid an annual base salary of at least $800,000 (as of January 1, 2024); (ii) is eligible to earn an annual bonus for each fiscal year, pursuant to the terms of the bonus plan, of 75% of his base salary for achievement of Company threshold performance levels, 100% of his base salary for achievement of Company target performance levels, and 150% of his base salary for achievement of Company maximum performance levels or more; (iii) is eligible to receive annual equity incentive awards with a target value of $1,500,000 in a combination of awards on a basis comparable with other senior executives as determined by the Committee; and (iv) participates in the Company’s other incentive and welfare benefit plans made available to executives.

Under the Broderick Agreement, Mr. Broderick received an increase in both annual salary and long-term incentive award target value in order to better align his overall compensation package with market.

In consideration of Mr. Broderick’s execution of the Broderick Agreement, the Company granted Mr. Broderick a non-qualified stock option to purchase up to 10,000 shares of common stock at an exercise price of $25.74 per share. The option vests in three equal installments on the first, second and third anniversaries of October 26, 2023 and expires October 26, 2029. This option is in addition to the annual equity grant received by Mr. Broderick and reflected an award deemed reasonable by the Committee for the purposes of retention. In addition, under the Broderick Agreement, Mr. Broderick is entitled to certain payments upon termination without Cause (as defined therein), a resignation by Mr. Broderick for Good Reason (as defined therein), or a termination in the event of a Change in Control of the Company (as defined therein), all set forth in detail in the Broderick Agreement and described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

D’Ambrosia Agreement

In October 2023, we entered into an amended and restated employment agreement (the “D’Ambrosia Agreement”) with Mr. D’Ambrosia, with a term extending through December 31, 2026. The D’Ambrosia Agreement automatically renews for successive one-year terms, unless either party gives notice of its intention not to renew. During the term of the D’Ambrosia Agreement, Mr. D’Ambrosia serves as our Executive Vice President – Finance and Chief Financial Officer.

Under the D’Ambrosia Agreement, Mr. D’Ambrosia (i) is paid a base salary of at least $450,000 (as of January 1, 2024); (ii) is eligible to earn an annual bonus for each fiscal year, pursuant to the terms of our bonus plan, of 30% of his base salary for achievement of Company threshold performance levels, 60% of his base salary for achievement of Company target performance levels, and 90% of his base salary for the achievement of Company maximum performance levels or more, subject to the Committee’s discretion to change these targets; and (iii) participates in our other incentive and welfare and benefit plans made available to executives.

Under the D’Ambrosia Agreement, Mr. D’Ambrosia received an increase in annual salary in order to better align his overall compensation package with market.

In consideration of Mr. D’Ambrosia’s execution of the D’Ambrosia Agreement, the Company granted Mr. D’Ambrosia a non-qualified stock option to purchase up to 5,000 shares of common stock at an exercise price of $25.74 per share. The option vests in three equal installments on the first, second and third anniversaries of October 26, 2023 and expires October 26, 2029. This option is in addition to the annual equity grant received by Mr. D’Ambrosia and reflected an award deemed reasonable by the Committee for the purposes of retention. In addition, under the D’Ambrosia Agreement, Mr. D’Ambrosia is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. D’Ambrosia for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the D’Ambrosia Agreement and described in the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.

Henson Agreement

In July 2021, we entered into an employment agreement, as amended as of May 11, 2022 (the “Henson Agreement”) with Mr. Henson, with an initial term of July 6, 2021 through December 31, 2023. The Henson Agreement automatically renewed for successive one-year terms, unless either party gave notice of its intention not to renew. During the term of the Henson Agreement, Mr. Henson served as our Chief Human Resources Officer.

Under the Henson Agreement, Mr. Henson (i) was paid a base salary of at least $340,000; (ii) was eligible to earn an annual bonus for each fiscal year, pursuant to the terms of our bonus plan, of 30% of his base salary for achievement of Company threshold performance levels, 60% of his base salary for achievement of Company target performance levels, and 90% of his base salary for achievement of Company maximum performance levels or more; and (iii) participated in our other incentive and welfare benefit plans made available to executives.

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In February 2024, we entered into a separation agreement with Mr. Henson (the “Separation Agreement”). Under the Separation Agreement, Mr. Henson is entitled to salary continuation payments equal to one year of his base salary over a 12-month period and the pro rata portion of any annual incentive bonus earned for Fiscal 2024. As detailed under “Elements of Compensation for 2024 – Annual Incentive,” none of our Named Executive Officers earned an annual incentive for Fiscal 2024. In addition, the vesting of any unvested RSUs and unvested options held by Mr. Henson were accelerated, and the options remained exercisable for 90 days. Any performance vesting equity awards issued to Mr. Henson will be eligible to vest on a pro rata basis based on the period of time Mr. Henson was employed during the performance period and the Company’s achievement of the applicable performance goals, all in accordance with the other terms of any such plan or grant.

The provisions described above and other material provisions of our employment agreements with Messrs. Broderick, D’Ambrosia and Henson are discussed in the 2024 Summary Compensation Table, the Grants of Plan-Based Awards Table, and in the Potential Payments Upon Termination or Change in Control sections of this Proxy Statement.

Other Agreements

At this time, the Committee has determined that it is not necessary to enter into employment agreements with any other executive positions. However, Vice President-level employees and above, including Zone Managers, are entitled to between one and six months’ base salary, depending on an individual’s length of service, as severance pay should they be terminated by the Company for reasons other than cause or poor performance. Further Mses. Mulholland and Donovan are entitled to one year’s base salary upon an involuntary termination without cause or a resignation for good reason (which is increased to two years’ base salary if the involuntary termination without cause or resignation for good reason is within two years following a change in control of the Company), as well as a pro-rata bonus for the year of termination and accelerated vesting of outstanding stock options and time-vesting equity awards.

Impact of Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

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EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The table below sets forth the compensation paid to or earned by our Named Executive Officers listed in the table for the three-year period ended March 30, 2024, or if less, the period of time in which the individual served as a Named Executive Officer.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)	Stock Award(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Michael T. Broderick	2024	773,020	—	245,588	600,005	—	33,800	1,652,413
Chief Executive Officer and	2023	714,179	—	199,969	599,972	—	45,600	1,559,720
President	2022	695,511	—	197,522	2,897,110	560,000	16,500	4,366,643

Brian J. D’Ambrosia	2024	439,940	—	189,101	524,995	—	35,000	1,189,036
Executive Vice President—	2023	408,103	—	174,981	524,998	—	34,700	1,142,782
Finance and Chief Financial Officer	2022	400,000	—	172,876	524,958	164,000	26,100	1,287,934

Maureen E. Mulholland	2024	369,376	—	132,613	449,984	—	30,600	982,573
Executive Vice President—	2023	346,887	—	149,980	449,979	—	30,300	977,146
Chief Legal Officer and Secretary	2022	333,333	—	148,176	449,964	136,667	26,100	1,094,240

Matt Henson	2024	369,376	—	132,613	449,984	—	458,400	1,410,373
Former Chief Human Resources	2023	346,888	—	149,980	712,472	—	16,700	1,226,040
Officer	2022	251,513	225,000	99,054	562,428	85,934	7,000	1,230,929

Cindy L. Donovan	2024	311,452	—	58,946	133,352	—	41,900	545,650
Senior Vice President—Chief Information Officer

(1)

The reported salaries for our Named Executive Officers reflect the payments they actually received in Fiscal 2024. All NEOs received a salary increase in FY24 effective May 28, 2023. Mr. Broderick and Mr. D’Ambrosia received an additional salary increase effective January 1, 2024, pursuant to their amended and restated employment agreements, entered into in October 2023.

(2)

The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating compensation costs for options awarded in Fiscal 2024 are described more fully in Note 10 in the Company’s financial statements in the Form 10-K for the year ended March 30, 2024, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on options granted in Fiscal 2024.

(3)

The amounts in this column represent the aggregate grant date fair value of Time-Vesting Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”) calculated in accordance with FASB ASC 718. The assumptions used in calculating compensation costs for RSUs and PSUs awarded in Fiscal 2024 are described more fully in Note 10 in the Company’s financial statements in the Form 10-K for the year ended March 30, 2024, as filed with the SEC. See the Grants of Plan-Based Awards table for further information on RSUs awarded in Fiscal 2024.

(4)

This column represents the amounts earned by our Named Executive Officers pursuant to the Company’s annual incentive bonus plan. Additional information regarding the potential threshold, target and maximum payouts under the annual incentive bonus plan is included in the Grants of Plan-Based Awards table.

(5)

The following table shows each component of the “All Other Compensation” column for Fiscal 2024. For our Named Executive Officers, these components consist of the Company’s matching contributions to the 401(k) and the Nonqualified Deferred Compensation Plans, nonqualified deferred compensation (“NQDC”) earnings in excess of 120% of the long-term applicable federal rate (“AFR”), payment of life insurance premiums on behalf of our Named Executive Officers, payments under our executive supplemental health benefit program and the incremental cost to the Company of automobiles provided to our Named Executive Officers. For Mr. Henson, the severance column represents the value of outstanding equity awards for which vesting accelerated under the Separation Agreement.

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Name	Company Matching Contributions ($)	NQDC Earnings in excess of 120% of long-term AFR ($)	Life Insurance Premium ($)	Executive Supplemental Health Premium ($)	Auto Allowance Perquisites ($)	Severance(1) ($)	Total ($)
Michael T. Broderick	11,600	—	800	9,900	11,500	—	$33,800
Brian J. D’Ambrosia	10,200	—	800	10,300	13,700	—	35,000
Maureen E. Mulholland	10,000	—	800	5,800	14,000	—	30,600
Matt Henson	10,000	—	800	8,000	9,600	430,000	458,400
Cindy L. Donovan	11,700	—	800	10,100	19,300	—	41,900

(1)	Represents the value of accelerated vesting of RSUs and options pursuant to the Separation Agreement with Mr. Henson.

Grants of Plan–Based Awards

The following tables present estimated possible payouts under the non-equity incentive plan for Fiscal 2024 to our Named Executive Officers and provide information regarding plan-based awards under our stock incentive plans granted during Fiscal 2024 to our Named Executive Officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold(2) ($)	Target ($)	Maximum ($)

Michael T. Broderick	579,800	773,000	1,159,500

Brian J. D’Ambrosia	131,970	263,940	395,900

Maureen E. Mulholland	110,800	221,600	332,400

Matt Henson	110,800	221,600	332,400

Cindy L. Donovan	62,300	124,600	186,900

(1)

The amounts in these columns consist of possible incentive payouts under our incentive bonus plan for Fiscal 2024. These awards were granted under the executive incentive plan. The amounts actually earned by our Named Executive Officers in Fiscal 2024 are reported as Non-Equity Incentive Plan Compensation column of the 2024 Summary Compensation Table.

(2)	Represents the minimum amount payable under the Company’s incentive bonus plan for Fiscal 2024 if threshold performance levels are met. See “Compensation Discussion and Analysis – Annual Incentive.”

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					All Other Stock Awards	All Other Option Awards	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units

Michael T. Broderick	6/19/2023					15,038	39.50	176,826

	6/19/2023				5,063			199,989

	6/19/2023	5,064	10,127					400,016

	10/26/2023					10,000	25.74	68,762

Brian J. D’Ambrosia	6/19/2023					13,158	39.50	154,720

	6/19/2023				4,430			174,985

	6/19/2023	4,431	8,861					350,010

	10/26/2023					5,000	25.74	34,381

Maureen E. Mulholland	6/19/2023					11,278	39.50	132,613

	6/19/2023				3,797			149,982

	6/19/2023	3,798	7,595					300,003

Matt Henson	6/19/2023					11,278	39.50	132,613

	6/19/2023				3,797			149,982

	6/19/2023	3,798	7,595					300,003

Cindy L. Donovan	6/19/2023					5,013	39.50	58,946

	6/19/2023				1,688			66,676

	6/19/2023	844	1,688					66,676

(1)	Represents the target number of PSUs granted under the 2007 Stock Incentive Plan. There is no maximum possible payout.

(2)

All stock and option awards are granted under the 2007 Stock Incentive Plan. The amount listed in this column is the aggregate grant date fair value of such stock options, RSUs and PSUs (at target) and calculated pursuant to FASB ASC 718.

The material terms of our Named Executive Officers’ employment agreements and letter agreements, annual incentive bonuses, long-term compensation and perquisites and other personal benefits and retirement benefits are described more fully in the CD&A above. We encourage you to read the tables above and the related footnotes in conjunction with such information. The material terms of our Named Executive Officers’ equity plan awards are described more fully in the Outstanding Equity Awards at Fiscal 2024 Year End table below.

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Outstanding Equity Awards at Fiscal 2024 Year End

The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at March 30, 2024:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)
Michael T. Broderick	7/30/2021	(1)					1,724	54,375
	7/30/2021	(2)							6,897	217,531
	7/30/2021	(3)	7,165	7,165	58.00	7/29/2027
	5/12/2022	(1)					3,357	105,880
	5/12/2022	(3)	4,020	12,057	44.68	5/11/2028
	6/30/2022	(2)							9,328	294,205
	6/19/2023	(1)					5,063	159,687
	6/19/2023	(2)							10,127	319,406
	6/19/2023	(3)		15,038	39.50	6/18/2029
	10/26/2023	(4)		10,000	25.74	10/25/2029

			11,185	44,260			10,144	319,942	26,352	831,142

Brian J. D’Ambrosia	5/15/2019	(3)	4,620		80.18	5/14/2025
	6/1/2020	(1)					793	25,011
	6/1/2020	(3)	10,619	3,539	55.15	5/31/2026
	7/30/2021	(1)					1,508	47,562
	7/30/2021	(2)							6,034	190,312
	7/30/2021	(3)	6,271	6,271	58.00	7/29/2027
	5/12/2022	(1)					2,937	92,633
	5/12/2022	(3)	3,517	10,551	44.68	5/11/2028
	6/30/2022	(2)							8,162	257,429
	6/19/2023	(1)					4,430	139,722
	6/19/2023	(2)							8,861	279,476
	6/19/2023	(3)		13,158	39.50	6/18/2029
	10/26/2023	(4)		5,000	25.74	10/25/2029

			25,027	38,519			9,668	304,929	23,057	727,217

Maureen E. Mulholland	6/5/2018	(3)	1,484		57.45	6/4/2024
	5/15/2019	(3)	1,540		80.18	5/14/2025
	6/1/2020	(1)					283	8,926
	6/1/2020	(3)	3,792	1,264	55.15	5/31/2026
	7/30/2021	(1)					1,293	40,781
	7/30/2021	(2)							5,172	163,125
	7/30/2021	(3)	5,375	5,375	58.00	7/29/2027
	5/12/2022	(1)					2,517	79,386
	5/12/2022	(3)	3,015	9,043	44.68	5/11/2028
	6/30/2022	(2)							6,996	220,654
	6/19/2023	(1)					3,797	119,757
	6/19/2023	(2)							7,595	239,546
	6/19/2023	(3)		11,278	39.50	6/18/2029

			15,206	26,960			7,890	248,850	19,763	623,325

Matt Henson	7/6/2021	(5)	6,528		62.75	7/5/2027
	7/30/2021	(2)							3,448	108,750
	5/12/2022	(5)	12,058		44.68	5/11/2028
	6/30/2022	(2)							4,664	147,103
	6/19/2023	(2)							2,532	79,859
	6/19/2023	(5)	11,278		39.50	6/18/2029

			29,864						10,644	335,712

Cindy L. Donovan	9/11/2019	(3)	1,000		77.91	9/10/2025
	12/16/2019	(3)	2,000		78.99	12/15/2025
	6/1/2020	(1)					226	7,128
	6/1/2020	(3)	3,034	1,011	55.15	5/31/2026
	7/30/2021	(1)					539	17,000
	7/30/2021	(2)							1,078	34,000
	7/30/2021	(3)	2,238	2,237	58.00	7/29/2027
	5/12/2022	(1)					1,119	35,293
	5/12/2022	(3)	1,340	4,019	44.68	5/11/2028
	6/30/2022	(2)							1,554	49,013
	6/19/2023	(1)					1,688	53,240
	6/19/2023	(2)							1,688	53,240
	6/19/2023	(3)		5,013	39.50	6/18/2029

			9,612	12,280			3,572	112,661	4,320	136,253

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(1)	These RSUs vest over four years as follows: One-quarter of the units on the yearly anniversary of the grant date.

(2)	These PSUs vest in three years if the Company achieves its return on invested capital goal established by the Board of Directors.

(3)	This option grant vests over four years as follows: One-quarter of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from the grant date.

(4)	This option grant vests over three years as follows: One-third of the options in each grant vests on the yearly anniversary of the grant. These options have a six-year life from grant date.

(5)	Under the Separation Agreement, the vesting of these options was accelerated to March 30, 2024 and remained exercisable for 90 days.

2024 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise by our Named Executive Officers during Fiscal 2024. The following table also shows all RSUs that vested and the value received upon vesting by our Named Executive Officers during Fiscal 2024:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Michael T. Broderick	—	—	11,981	556,106

Brian J. D’Ambrosia	—	—	2,808	122,269

Maureen E. Mulholland	—	—	1,862	81,201

Matt Henson	—	—	17,398	587,544

Cindy L. Donovan	—	—	869	37,580

(1)

The value realized equals the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of RSUs that vested.

Monro, Inc. 401(k) Plan

The Company sponsors a profit-sharing plan with a 401(k) feature (the “401(k) Plan”). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code.

Each employee who has attained age 18 becomes a participant as of the first day of employment. Participants may elect to reduce their compensation by up to the lesser of 50% of their annual compensation or the statutorily prescribed annual limit and to have the amount of the reduction contributed to their account in the 401(k) Plan. One of the investment options available to participants is the Company’s common stock.

The Company matches certain employee contributions to the matching accounts of those employees who are contributing to the 401(k) Plan. Matching contributions are made on a per pay period basis.

Deferred Compensation Plan

The Company maintains the Monro, Inc. Executive Deferred Compensation Plan (the “Plan”) to provide an opportunity for additional tax-deferred savings to a select group of management or highly compensated employees. The Plan is an unfunded arrangement and the participants or their beneficiaries have an unsecured claim against the general assets of the Company to the extent of their Plan benefits. The Plan was adopted on January 1, 2022. The prior Deferred Compensation Plan was frozen effective December 31, 2021, and remains in effect for deferrals made prior to December 31, 2021.

The Plan permits participants to defer all or any portion of the compensation that would otherwise be payable to them for the calendar year. In addition, the Company will credit to the participants’ accounts such amounts as would have been contributed to the 401(k) Plan but for the limitations that are imposed under the Internal Revenue Code based upon the participants’ status as highly compensated employees. The Company may also make such additional discretionary allocations as are determined by the Committee. No amounts credited under the Plan are funded and the Company maintains accounts to reflect the amounts owed to each participant. The accounts are credited with earnings or losses calculated on the basis of an interest rate or other formula as determined from time to time by the Board upon recommendation of the Committee. The current annual earnings rate is 5%.

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Benefits are payable at a participant’s election in a single cash sum or in annual installments for a period not to exceed 10 years at the date designated by the participant upon his or her annual deferral election. Payments are made earlier in the event a participant dies, becomes disabled or incurs an unanticipated emergency.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)

Michael T. Broderick	41,702	6,913	7,663	—	181,639

Brian J. D’Ambrosia	17,225	6,749	8,825	—	193,701

Maureen E. Mulholland	14,487	6,649	9,978	—	216,020

Matt Henson	22,311	6,649	940	—	35,639

Cindy L. Donovan(5)	—	—	1,514	—	31,153

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the 2024 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column of the 2024 Summary Compensation Table.

(3)

The portion of the amounts in this column in excess of 120% of the long-term applicable federal rate have been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2024 Summary Compensation Table.

(4)

Of the total amounts shown in this column, only $157,882 of Mr. D’Ambrosia’s amount and $160,348 of Ms. Mulholland’s amount have been previously reported as compensation in Summary Compensation Tables since 2002 when the prior Deferred Compensation Plan was implemented. The total amounts include compensation for years when they were not one of our Named Executive Officers.

(5)

Ms. Donovan did not participate in the Deferred Compensation Plan for Fiscal 2024. Her aggregate balance at the end of Fiscal 2024 reflects deferrals she made prior to Fiscal 2024, and prior to becoming one of our Named Executive Officers.

Potential Payments Upon Termination Or Change In Control

The following is a summary setting forth potential payments payable to our Named Executive Officers (other than Mr. Henson) upon termination of employment or a change in control of the Company under their employment arrangements or letter agreements and our other compensation programs in effect as of March 30, 2024. Specifically, compensation payable to each of our Named Executive Officers upon voluntary termination, involuntary termination without cause, retirement, termination following a change in control, and in the event of death or disability of the executive is discussed below. The amounts shown in the tables below assume that such termination was effective as of March 30, 2024. Therefore, they include amounts earned through such time and are estimates of the amounts which would be paid out to the executives (or their beneficiaries) upon their termination. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of our common stock and the executive’s age. For Mr. Henson, the following summary sets forth the actual amounts that he received in connection with his departure effective March 30, 2024. For all of the Named Executive Officers, these benefits are in addition to benefits available generally to salaried employees upon termination, such as earned but unpaid salary through the date of termination and amounts accrued and vested under our 401(k) Plan.

Payments Made Upon Any Termination

Regardless of the manner in which our Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination;

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•	option grants received which have already vested and are exercisable prior to the date of termination (subject to the terms of the applicable option agreement); and

•	amounts accrued and vested under the Company’s 401(k) and Nonqualified Deferred Compensation Plans.

Payments Made Upon Involuntary Termination Without Cause

As a result of their employment agreements or letter agreements entered into by us with Messrs. Broderick, D’Ambrosia and Henson, and Mses. Mulholland and Donovan, in the event that the Named Executive Officer’s employment is involuntarily terminated without cause, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•

one year’s base salary and payment of the non-equity incentive compensation for the then-current fiscal year, to the extent payable based on our actual performance for such fiscal year and pro rata to the date of the executive’s termination;

•	all then-outstanding unvested time-vesting equity awards will immediately and automatically vest and vested stock options will be exercisable for 90 days; and

•	any performance vesting awards (PSUs) shall be eligible to vest provided the performance goals have been achieved.

Table of Payments Upon Involuntary Termination Without Cause

The following table includes the intrinsic value (that is, the value based upon the price of our common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer had involuntarily been terminated without cause on March 30, 2024. The amounts shown in the following table for Mr. Henson reflect the amounts that he actually received in connection with his departure effective March 30, 2024, in addition to the items listed under the heading “Payments Made Upon Any Termination” above.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)

Michael T. Broderick	800,000	—	58,000	319,942	466,508	1,644,450

Brian J. D’Ambrosia	450,000	—	29,000	304,929	408,191	1,192,120

Maureen E. Mulholland	364,200	—	—	248,851	349,873	962,924

Matt Henson	364,200	—	—	487,085	—	851,285

Cindy L. Donovan	309,600	—	—	112,661	77,746	500,007

Payments Made Upon Retirement

None of our Named Executive Officers were eligible to receive retirement benefits as of March 30, 2024.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of our Named Executive Officers (other than Mr. Henson) on March 30, 2024, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

in the case of death, all then-outstanding unvested options issued under the 2007 Stock Incentive Plan would immediately and automatically vest and would be exercisable for one year following the executive’s death;

•	in the case of death, all unvested RSUs will vest;

•	the executive would receive benefits under our disability plan or payments under our life insurance plan, as appropriate;

37

•	in the case of death, any performance vesting awards (PSUs) would be eligible to vest on a pro-rata basis provided the performance goals have been achieved;

•

in the case of death or disability of Mr. Broderick and, D’Ambrosia, such executive would be entitled to one year’s base salary payable on the six month anniversary of the executive’s death or as salary continuation for a year in the case of disability; and payment of the non-equity incentive compensation for the then-current fiscal year, to the extent payable based on our actual performance for such fiscal year and pro rata to the date of his death or disability;

•

in the case of the disability of Mr. Broderick and D’Ambrosia, such executive would receive the right to continue to participate in the Company’s group life, medical/dental and disability insurance plans, each at the same ratio of employer/employee contribution as applicable to them immediately prior to the termination event; and

•

in the case of the death or disability of Mses. Mulholland or Donovan, such executive would be entitled to receive payment of the non-equity incentive compensation for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata to the date of the executive’s death or disability.

Table of Payments Upon Death

The following table includes the intrinsic value (that is, the value based upon the price of our common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if our Named Executive Officer (other than Mr. Henson) had died on March 30, 2024.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life Insurance ($)	Stock Options ($)	RSAs or RSUs ($)	PSUs ($)	Total ($)

Michael T. Broderick	800,000	—	425,000	58,000	319,942	466,508	2,069,450

Brian J. D’Ambrosia	450,000	—	425,000	29,000	304,929	408,191	1,617,120

Maureen E. Mulholland	—	—	425,000	—	248,851	349,873	1,023,724

Cindy L. Donovan	—	—	425,000	—	112,661	77,746	615,407

Table of Payments Upon Permanent Disability

The following table includes the intrinsic value (that is, the value based upon the price of our common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer (other than Mr. Henson) had been permanently disabled on March 30, 2024. For these purposes, “permanent disability” generally means total disability, resulting in the executive being unable to perform his or her job as determined by our life and disability insurance provider.

Name	Salary Continuation ($)	Non-Equity Incentive Plan Compensation ($)	Life and Health Plan Continuation ($)	Disability ($)(1)	Stock Options ($)	Total ($)

Michael T. Broderick	800,000	—	228,473	864,602	—	1,893,075

Brian J. D’Ambrosia	450,000	—	14,076	1,326,074	—	1,790,150

Maureen E. Mulholland	—	—	—	1,105,989	—	1,105,989

Cindy L. Donovan	—	—	—	885,015	—	885,015

(1)

This amount represents the present value (at an assumed rate of 3%) of the long-term disability payments that would be paid to our Named Executive Officer until he or she reaches the retirement age of 65.

38

Payments Made Upon a Change in Control

No benefits are provided solely upon a change in control. As discussed in detail in the CD&A above, the employment agreements and letter agreements that the Company entered into with Messrs. Broderick and D’Ambrosia and Mses. Mulholland and Donovan contain provisions regarding benefits payable in the event of an involuntary termination without cause or resignation for good reason within two years following a change in control. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•	two years’ base salary;

•

payment of the non-equity incentive compensation for the then-current fiscal year, to the extent payable based on the Company’s actual performance for such fiscal year and pro rata to the date of the executive’s termination;

•	all then-outstanding unvested options will immediately and automatically vest and be exercisable for 90 days following such termination;

•	all then outstanding RSUs will immediately vest; and

•	any performance vesting awards (PSUs) shall be eligible to vest on a pro-rata basis provided the performance goals have been achieved.

The Committee has a policy that we will not enter into any employment agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control and none currently exist.

Table of Potential Payments Upon Change in Control

The following table includes the intrinsic value (that is, the value based upon the price of the Company’s common stock, and in the case of options, minus the exercise price) of equity awards that would be exercisable or vested if the Named Executive Officer (other than Mr. Henson) had been involuntarily terminated without cause or resigned for good reason on March 30, 2024 within two years following a change in control.

Name	Base Salary ($)	Non-Equity Incentive Plan Compensation Award ($)	Stock Options ($)	RSUs ($)	PSUs ($)	Total ($)

Michael T. Broderick	1,600,000	—	58,000	319,942	466,508	2,444,450

Brian J. D’Ambrosia	900,000	—	29,000	304,929	408,191	1,642,120

Maureen E. Mulholland	728,400	—	—	248,851	349,873	1,327,124

Cindy L. Donovan	619,200	—	—	112,661	77,746	809,607

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Equity Compensation Plan Information

As of March 30, 2024, we maintained stock incentive plans under which employees and non-employee directors could be granted stock options to purchase shares of our common stock, PSUs, RSUs, and awards of restricted shares of our common stock. The following table contains information relating to such plans as of March 30, 2024.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	633,753(1)	$52.44(2)	735,189

Equity compensation plans not approved by security holders	—	—	—

Total	633,753	$52.44	735,189

(1)	This amount in column (a) includes shares potentially issuable upon settlement of 215,843 outstanding RSUs and PSUs issued under our 2007 Stock Incentive Plan.

(2)	RSUs and PSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in this column (b).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Michael T. Broderick.

For Fiscal 2024, the median of the annual total compensation of all employees of the Company (other than our CEO) was $40,314 and the annual total compensation of our CEO was $1,652,413.

Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for Fiscal 2024 was 41 to 1.

To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:

•

We selected March 30, 2024, as the date upon which we would identify our median employee. We determined that, as of such date, we employed approximately 7,500 employees, including full-time, part-time and temporary employees.

•

We chose gross pay for the period of March 26, 2023 through March 30, 2024 as the consistently applied compensation measure used to determine our median employee. We did not make any cost of living adjustments.

•

As permitted by the SEC rules, we annualized the compensation of employees (other than seasonal and temporary employees) who were employed with us on March 30, 2024, but who were not employed for all of Fiscal 2024. Pursuant to SEC rules, we did not annualize the compensation of seasonal or temporary employees and we did not convert the compensation of part-time employees to a full-time equivalency.

•	Applying this methodology, we determined that our median employee was a full-time hourly employee, working as a store-level technician.

After we identified our median employee, we calculated the median employee’s annual total compensation for Fiscal 2024 in accordance with the requirements of the applicable SEC rules.

To calculate the pay ratio, we divided our CEO’s annual total compensation by our median employee’s annual total compensation.

40

The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance
The following table sets forth the compensation for our principal executive officer (the “PEO”) and the average compensation for our other Named Executive Officers
(“non-PEO
NEOs”), both as reported in the Summary Compensation Table in this Proxy Statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules, for each of fiscal year 2024, 2023, 2022 and 2021. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with Company financial performance, refer to the CD&A in this Proxy Statement.

A	B	C	D	E	F	G	H	I
Year	Summary Compensation Table Total for PEO	Compensation “Actually Paid” to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation “Actually Paid” to non- PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Revenue ( in thousands )
					Company TSR	Peer Group TSR

2024	$1,652,413	$619,403	$1,031,908	$300,737	86	258	$37,571	$1,276,789

2023	$1,559,720	$1,492,150	$935,240	$887,887	130	188	$39,048	$1,325,382

2022	$4,554,904	$3,125,422	$1,198,786	$868,745	114	194	$61,568	$1,359,328

2021	$1,298,669	$1,696,771	$700,640	$847,295	168	188	$34,319	$1,125,721
The following table shows the executives who were included in columns B and C as our PEOs for fiscal years 2021 through 2024:

Executive Name	2021	2022	2023	2024

M. Broderick		X	X	X

B. Ponton	X

R. Mellor	X	X
The following table shows the executives who were included in columns D and E as our non-PEO
NEOs for fiscal years 2021 through 2024:

Executive Name	2021	2022	2023	2024

B. D’Ambrosia	X	X	X	X

M. Mulholland	X	X	X	X

M. Henson		X	X	X

R. Rajkowski	X	X	X

D. Tripoli	X		X

C. Donovan				X
Compensation Actually Paid to PEO and Average Compensation Actually Paid to
Non-PEO
NEOs (Columns C and E)
Columns C and E, respectively, include the amount of Compensation Actually Paid to our CEO and average of our other NEOs (according to SEC rules). The amounts are not current cash payments. Our retirement benefits are paid only after retirement and our long-term incentives’ value vary with company performance (including stock price) until they are vested or exercised (in the case of options).

42

The following table shows adjustments made to total compensation for each year to determine the Compensation Actually Paid:

	Summary Compensation Table Total	Minus summary compensation table value of stock awards	Minus summary compensation table value of option awards	plus pay versus performance value of equity awards	equals compensation actually paid

PEO
2024	$1,652,413	$600,005	$245,588	($187,417)	$619,403

Average Non-PEO
2024	$1,031,908	$389,579	$128,318	($213,274)	$300,737

•
Summary Compensation Table Value of Stock Awards and Option Awards includes the total grant date fair value of equity awards reported in the Stock Awards and Option Awards columns in the Summary Compensation Table.

•	Pay Versus Performance Value of Equity Awards includes the following:

-	For awards granted in the applicable year, the fair value:

•	At year-end for awards that are outstanding and unvested

•	As of the vesting date for awards that vest in the applicable year

-	For awards granted in prior years, the change in fair value:

•	From the beginning of the year to the end of the year for awards that remain outstanding and unvested

•	From the beginning of the year to the vesting date for awards that vest in the applicable year

•	From the beginning of the year to zero for awards that fail to vest

•	Fair values as of each measurement date were determined in accordance with ASC 718 as follows:

-	Stock awards are valued based on the stock price on the relevant valuation date. Performance share awards are also adjusted to reflect the probable outcome of the performance conditions.

-
Stock options were valued using the Black-Scholes model at grant date and are valued using the lattice valuation model at each subsequent valuation period. The lattice valuation model was deemed most appropriate because it is better able to value stock options at varying levels of stock price relative to the option exercise price.

-	See Note 10 in our financial statements in the Form 10-K for the year ended March 30, 2024, as filed with the SEC for additional details on the valuation assumptions used at grant.
The following table shows the amounts included in the Pay Versus Performance Value of Equity Awards.

	Year end fair value of equity awards granted during applicable year	change in FV as of year end of any prior year awards that remain unvested at year end	change in fair value as of the vesting date of any prior year awards that vested during applicable year	Fair value of awards as of vesting date that were granted and vested during the year	subtract the FV as of the prior FY for awards that did not vest (failed to vest)	add the amount of dividend or other earnings paid on stock or option awards PRIOR to vesting that are not otherwise included in total comp for the FY	Pay versus Performance Value of Equity awards

PEO
2024	$670,220	$(746,594)	$(55,043)	—	$(56,000)	—	$(187,417)

Average Non-PEO
2024	$297,884	$(422,104)	$(107,328)	46,800	$(28,526)	—	$(213,274)

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Total Shareholder Return and Peer Group Shareholder Return (Columns F and G)
Columns F and G are the cumulative total shareholder return of a $100 investment from the beginning of fiscal year 2021 through the end of each of the years indicated for the Company (column F) and the S&P Composite Specialty Retail Index (column G). Total shareholder return includes share price appreciation and assumes dividend reinvestment.
Net Income (Column H)
Column H includes the Company’s net income, in thousands, as reported in the Company’s audited financial statements.
Revenue (Column I)
The dollar amounts reported in column I represent the amount of sales (in thousands) as reported in our audited consolidated financial statements on Form
10-K
for the applicable fiscal year. Revenue is an important financial performance measure used to link compensation actually paid to our NEOs to company performance.
Financial Performance Measures
As discussed in the CD&A above, our executive compensation program and compensation decisions reflect the guiding principle of aligning long-term performance with shareholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the Company during the most recently completed fiscal year include:

•	Revenue

•	Pre-Tax Net Income

•	Pre-tax Return on Invested Capital
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following graphs with respect to the relationships between information presented in the Pay Versus Performance table.
CAP versus TSR
As shown in the chart below, the PEO and other NEO CAP amounts are aligned with the Company’s TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance. The Fiscal Year 2022 PEO CAP is higher primarily due to the equity awards granted to the Company’s new CEO in that year.

44

CAP versus Net Income
As shown in the chart below, the Company’s net income has fluctuated each year while the NEO CAP has not varied significantly, primarily due to the significant emphasis the Company places on equity incentives. The PEO CAP did increase significantly in Fiscal Year 2022, primarily due to the equity awards granted to the Company’s new CEO.
The PEO and non-PEO CAP decreased more than net income from Fiscal Year 2023 to Fiscal 2024 because of a decrease in the Company’s stock price during Fiscal 2024. In addition, when determining incentive plan payouts, the Company does use pre-tax
income which closely correlates to net income.

CAP versus Revenue
As shown in the chart below, the Company’s revenue trend has been in line with the NEO CAP each year. The PEO CAP did increase significantly in Fiscal Year 2022, primarily due to the equity awards granted to the Company’s new CEO. The PEO and non-PEO CAP decreased more than revenue from Fiscal Year 2023 to Fiscal 2024 because of a decrease in the Company’s stock price during Fiscal 2024. In addition, the Company does use comparable store sales increases when determining incentive plan payouts, which is closely tied to revenue.

Compensation Committee Interlocks and Insider Participation
In Fiscal 2024, the members of the Compensation Committee were Hope B. Woodhouse, John L. Auerbach, Leah C. Johnson (since December 7, 2023), Stephen C. McCluski and Robert E. Mellor. Except for Mr. Mellor, who served as the Company’s interim CEO from August 19, 2020 to April 6, 2021, none of these individuals is a current or former employee or officer of the Company or any of its subsidiaries. Mr. Mellor did not serve on the Compensation Committee while he served as interim CEO. During Fiscal 2024, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

45

Compensation Committee Report
The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and its incorporation by reference into the Company’s 2024 Annual Report on Form
10-K.
The Compensation Committee
John L. Auerbach, Chairman
Leah C. Johnson
Stephen C. McCluski
Robert E. Mellor
Hope B. Woodhouse

46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock and common stock equivalents beneficially owned as of June 1, 2024 by:

•	Each person, who, to our knowledge beneficially owns more than 5% of our common stock or common stock equivalents;

•	Each director and nominee;

•	Our Named Executive Officers; and

•	All directors and executive officers, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise indicated. Unless otherwise indicated, the address for each of the named beneficial owners is 200 Holleder Parkway, Rochester, NY 14615. Percentages are based on 29,917,349 shares issued and outstanding on June 1, 2024.

Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Shares Acquirable within 60 Days		Percent of Class Including Options

BlackRock, Inc.	Common Stock	5,311,282	(1)	—		17.8%

The Vanguard Group	Common Stock	3,647,336	(2)	—		12.2%

T. Rowe Price Investment Management, Inc.	Common Stock	2,467,094	(3)	—		8.2%

Pacer Advisors, Inc.	Common Stock	1,581,919	(4)			5.3%

Peter J. Solomon	Common Stock	170,569	(5),(6)	—		*

	Class C Preferred Stock	19,664	(7)			100%

Michael T. Broderick	Common Stock	81,462		24,674	(8)	*

Robert E. Mellor	Common Stock	32,985	(6)			*

Stephen C. McCluski	Common Stock	18,685	(6)			*

Brian J. D’Ambrosia	Common Stock	17,166		40,370	(9)	*

Lindsay N. Hyde	Common Stock	17,485	(6)			*

John L. Auerbach	Common Stock	11,790	(6)			*

Leah C. Johnson	Common Stock	10,351	(6)			*

Hope B. Woodhouse	Common Stock	3,749	(6)			*

Maureen E. Mulholland	Common Stock	5,234		26,587	(10)	*

Matt Henson	Common Stock	18,842		29,864	(11)	*

Cindy L. Donovan	Common Stock	101		15,027	(12)	*

Thomas B. Okray	Common Stock	—				*

All directors, director nominees and executive officers as a group (12 persons)	Common Stock Class C Preferred Stock	369,577 19,664		106,658		1.6 100.0	%(13) %

*	Represents less than 1% ownership

(1)

Reported as of December 31, 2023, according to a statement on Schedule 13G, filed on January 22, 2024, by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power with respect to 5,217,438 shares and sole dispositive power with respect to 5,311,282 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(2)

Reported as of December 29, 2023, according to a statement on Schedule 13G, filed on February 13, 2024, by The Vanguard Group (“Vanguard”). Vanguard reported shared voting power with respect to 20,673 shares, sole dispositive power with respect to 3,594,436 shares and shared dispositive power with respect to 52,900 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

47

(3)

Reported as of May 31, 2024, according to a statement on Schedule 13G, filed on June 10, 2024, by T. Rowe Price Investment Management, Inc. (“Price”). Price reported sole voting power with respect to 2,433,839 shares and sole dispositive power with respect to 2,467,094 shares. Price’s address is 101 E. Pratt Street, Baltimore, MD 21201.

(4)

Reported as of March 31, 2024, according to a statement on Schedule 13F filed on May 10, 2024 by Pacer Advisors, Inc. (“Pacer”). Pacer reported sole voting and dispositive power with respect to 1,581,919 shares. Pacer’s address is 500 Chesterfield Parkway, Malvern, PA 19355.

(5)

Includes 86,536 shares of Common Stock held in trusts for the benefit of Mr. Solomon’s children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trusts. Also includes 1,000 shares owned by Mr. Solomon’s wife. Mr. Solomon is a Class 2 Director.

(6)

Includes 2,351 shares of restricted stock granted on August 17, 2021, 2,426 shares of restricted stock granted on August 16, 2022, and 3,749 shares of restricted stock granted on August 15, 2023. These vest over three years and the shares have voting rights. Ms. Woodhouse’s restricted stock grants began on August 15, 2023, the date of the first annual meeting of shareholders after she was added to the Board in February 2023.

(7)

Includes 9,664 shares of Class C Preferred Stock held in trusts for the benefit of Mr. Solomon’s children and grandchildren for which Mr. Solomon is trustee. The Class C Preferred Stock is presently convertible into 1,204,916 shares of Common Stock.

(8)

Includes 1,265 restricted stock units that will vest on June 19, 2024, and 862 restricted stock units that will vest on July 30, 2024, which will be convertible on a one-for-one basis into common stock on those dates. Also includes presently exercisable options to purchase 22,547 shares of common stock.

(9)

Includes 1,107 restricted stock units that will vest on June 19, 2024, and 754 restricted stock units that will vest on July 30, 2024, which will be convertible on a one-for-one basis into common stock on those dates. Also includes presently exercisable options to purchase 38,509 shares of common stock.

(10)

Includes 949 restricted stock units that will vest on June 19, 2024, and 646 restricted stock units that will vest on July 30, 2024, which will be convertible on a one-for-one basis into common stock on those dates. Also includes presently exercisable options to purchase 24,992 shares of common stock.

(11)	Includes presently exercisable options to purchase 29,864 shares of common stock.

(12)

Includes 422 restricted stock units that will vest on June 19, 2024, and 269 restricted stock units that will vest on July 30, 2024, which will be convertible on a one-for-one basis into common stock on those dates. Also includes presently exercisable options to purchase 14,336 shares of common stock.

(13)

Exclusive of shares as to which beneficial ownership has been disclaimed, executive officers and directors of the Company, as a group, owned beneficially approximately 4.3% of Common Stock deemed outstanding on June 1, 2024.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.

To our knowledge, based solely on a review of these reports and representations that no other reports were required during the year ended March 30, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Mike Broderick filed two late Form 4s disclosing one transaction each and one late Form 4 disclosing two transactions; Brian D’Ambrosia filed one late Form 4 disclosing one transaction and one late Form 4 disclosing two transactions; Maureen Mulholland filed one late Form 4 disclosing two transactions; Nick Hawryschuk filed one late Form 4 disclosing two transactions; and Matt Henson filed one late Form 4 disclosing two transactions.

48

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While shareholder ratification of the Company’s independent public accountants is not required by our Certificate of Incorporation, bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for shareholders to ratify the Company’s selection of the independent public accountants. Therefore, the Audit Committee is requesting that shareholders approve the proposal to ratify the re-appointment of PricewaterhouseCoopers LLP (“PWC”) as the independent registered public accounting firm for the Company for the fiscal year ending March 29, 2025.

The Audit Committee values the input of our shareholders. In the event that shareholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent public accountants for the following year. The Audit Committee may, in its discretion, replace PWC as the independent registered public accounting firm at a later date without shareholder approval.

We have engaged PWC as our independent public accountants since at least 1984. A representative of PWC will attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF PWC TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 29, 2025.

Matters Relating to the Independent Registered Public Accounting Firm

Pre-Approval Policy

In addition to retaining PWC to audit our consolidated financial statements for Fiscal 2024, the Company retained PWC and other consulting firms to provide advisory, auditing, and consulting services in Fiscal 2024. The Company understands the need for PWC to maintain objectivity and independence in its audit of its financial statements. To minimize relationships that could appear to impair the objectivity of PWC, the Audit Committee has restricted the non-audit services that PWC may provide primarily to tax services and merger and acquisition due diligence services. The Audit Committee also determined that the Company would obtain non-audit services from PWC only when the services offered by PWC are at least as effective or economical as services available from other service providers.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PWC. Specifically, the Audit Committee has pre-approved the use of PWC for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that the Company requests PWC to undertake to provide assurances on matters not required by laws or regulations. In each case, the Audit Committee requires management to report the specific engagements to the Audit Committee on a regular basis, and also obtain specific pre-approval on any engagement over $50,000.

Fees

Aggregate fees billed to the Company for services rendered by PWC for Fiscal 2024 and the fiscal year ended March 25, 2023 (“Fiscal 2023”) were:

	2024	2023

Audit Fees(1)	$1,044,000	$1,058,000

Audit-Related Fees(2)	3,150	60,800

Tax Fees(3)	—	—

All Other Fees(4)	—	—

Total Fees	$1,047,150	$1,118,800

(1)

“Audit Fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley

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Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees related to assurance and related services that are traditionally performed by an external auditor.

(3)	“Tax Fees” are fees related to tax advice and tax planning.

(4)	“All Other Fees” are fees billed for any services not included in the first three categories, including services such as merger and acquisition due diligence.

Other than the fees reported above, PWC did not bill the Company for other services rendered during Fiscal 2024 and Fiscal 2023. The Audit Committee has considered whether the non-audit services provided by PWC are compatible with PWC maintaining its independence and has determined that they are compatible.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to oversee the Company’s financial accounting and reporting processes, internal controls and the audit of the Company’s financial statements.

In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.

Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 30, 2024, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the re-appointment of PWC as the Company’s external auditors for the year ending March 29, 2025.

Audit Committee

Stephen C. McCluski, Chairman

Lindsay N. Hyde

Hope B. Woodhouse

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OTHER IMPORTANT INFORMATION

Shareholder Proposals for the 2025 Annual Meeting

Any shareholder who intends to present a proposal at our 2025 Annual Meeting must deliver notice of the proposal to the Secretary of the Company at this address:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

We must receive any shareholder proposals by the dates below for those proposals to be considered timely:

•	March 5, 2024 if the proposal is submitted for inclusion in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Exchange Act Rule 14a-8; or

•

No earlier than February 13, 2025 and no later than April 14, 2025 assuming that the 2025 annual meeting of shareholders is held on August 12, 2025, if the proposal is submitted according to the requirements in our Certificate of Incorporation.

If less than 50 days’ notice or prior public disclosure is given of the date the 2025 Annual Meeting, shareholders may submit proposals so that they are received by the Company by the close of business on the tenth day following the notice of the date of the 2025 Annual Meeting. Shareholders may nominate candidates for our Board of Directors by the same deadlines as proposals for business to come before the 2025 Annual Meeting. For shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, see the “Corporate Governance Practices and Policies — Nominating Process” section above.

Each notice of business or nomination must set forth the information required by the Certificate of Incorporation. Submitting a notice does not ensure that the proposal will be raised at our annual meeting of shareholders. The chair of the meeting has discretion to determine whether the notice of business or nomination was made according to the procedures provided in our Certificate of Incorporation and may determine to disregard the proposal or nominee. You may obtain additional information and a copy of the Certificate of Incorporation by submitting a written request to the Secretary of the Company at the address above.

Notice Regarding Delivery of Shareholder Documents

The SEC permits us to send a single set of annual disclosure documents to shareholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another shareholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the Secretary of the Company at 200 Holleder Parkway, Rochester, New York 14615, or by calling 800-876-6676. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

Notice Pursuant to Section 726(d) of the New York Business Corporation Law

As of August 1, 2023, the Company renewed its directors’ and officers’ primary and excess management and professional liability insurance through August 1, 2024 at a total annual cost of $445,360 in premiums. The primary policy is carried with Twin City Fire Insurance Company, a subsidiary of The Hartford Insurance Company. The first

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excess policy layer is carried with Travelers Insurance Company. The second excess policy layer is carried with Arch Insurance Company. The third excess policy layer is carried with Ace American Insurance Company, a subsidiary of Chubb. The policies cover all of the Company’s directors and executive officers.

Additional Information

Upon written request by any shareholder, we will furnish a copy of our Annual Report on Form 10-K for the fiscal year ended March 30, 2024, without charge, except that copies of any exhibit to that report will be furnished once the requesting shareholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

Attention: Secretary

Shareholders may also view our Annual Report on Form 10-K in the Investor Information subsection of the Corporate section of our website: https://corporate.monro.com/investors/financial-information.

By Order of the Board of Directors

/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President — Chief Legal Officer and Secretary

Rochester, New York

July 3, 2024

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MONRO, INC. ATTN: BRIAN D’AMBROSIA 200 HOLLEDER PKWY ROCHESTER, NY 14615

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 12, 2024 for shares held directly and by 11:59 p.m. Eastern Time on August 8, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRO2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 12, 2024 for shares held directly and by 11:59 p.m. Eastern Time on August 8, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	V52736-P14771	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONRO, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the nominees for directors.
1.	Elect five directors to Class 1 of the Board of Directors to serve a one-year term and until their successors are duly elected and qualified at the 2025 annual meeting of shareholders; Nominees:		☐	☐	☐

	01) John L. Auerbach	04) Leah C. Johnson

	02) Michael T. Broderick	05) Thomas B. Okray
03) Lindsay N. Hyde
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

3.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 29, 2025; and						☐	☐	☐

4.	Consider such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF

MONRO, INC.

August 13, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON AUGUST 13, 2024:

The Notice, Proxy Statement and the 2024 Annual Report are available at www.proxyvote.com.

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V52737-P14771

MONRO, INC.

Annual Meeting of Shareholders

August 13, 2024 10:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael T. Broderick and Brian J. D’Ambrosia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MONRO, INC. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held solely by means of electronic communication at 10:00 AM, ET on August 13, 2024, via the virtual meeting at www.virtualshareholdermeeting.com/MNRO2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side)